Exhibit 10.1

AGREEMENT OF LEASE
by and between

COPT INTERQUEST HYBRID I, LLC
and

THE SPECTRANETICS CORPORATION

INTERQUEST HYBRID I
9945 FEDERAL DRIVE, SUITE 2-190
COLORADO SPRINGS, COLORADO

AGREEMENT OF LEASE
COPT INTERQUEST HYBRID I, LLC
THE SPECTRANETICS CORPORATION

AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE (this “Lease”) made this 30th day of September, 2012, by and between COPT INTERQUEST HYBRID I, LLC, a Colorado limited liability company (the “Landlord”) and THE SPECTRANETICS CORPORATION, a Delaware corporation (the “Tenant”), witnesseth that the parties hereby agree as follows:

W I T N E S S E T H:

THAT FOR AND IN CONSIDERATION of the mutual covenants and agreements herein contained, the parties hereto do hereby covenant and agree as follows:

1.     Definitions and Attachments.

1.1    Certain Defined Terms.

    1.1.1    “Building” means the office building known as Interquest Hybrid I located at 9945 Federal Drive, Colorado Springs, CO 80921, which is located within El Paso County, Colorado.

1.1.2    “Rentable Area of the Building” means 74,005 rentable square feet, subject to adjustment in accordance with the Standard Method of Measuring Floor Areas in Office Buildings (ANSI/BOMA Z-65.1-1996) (as may be updated or amended, the “BOMA Standard”).

1.1.3     “Premises” means that portion of the Building located on the first floor designated as Suite S-190 described on the schedule attached hereto as Exhibit “A” and made a part hereof.

1.1.4 “Rentable Area of the Premises” means 20,000 rentable square feet, measured in accordance with the BOMA Standard.

1.1.5    “Initial Term” means a period commencing and ending as provided in Section 3.1.

1.1.6    “Renewal Term” means two (2) additional periods of five (5) years each, commencing and ending as provided in Section 3.3.

1.1.7    “Annual Base Rent” or “Base Rent” means the amount set forth on the following schedule:

Lease Year	Annual Base Rent	Monthly Installments of Annual Base Rent
Year 1 (4/1/13 – 9/30/13)	$0*	$—
Year 1 (10/1/13 – 9/30/14)	$225,000	$18,750
Year 2 (10/1/14 – 9/30/15)	$235,000	$19,583.33
Year 3 (10/1/15 – 9/30/16)	$245,000	$20,416.67
Year 4 (10/1/16 – 9/30/17)	$255,000	$21,250
Year 5 (10/1/17 – 9/30/18)	$265,000	$22,083.33
Year 6 (10/1/18 – 9/30/19)	$275,000	$22,916.67
Year 7 (10/1/19 – 9/30/20)	$285,000	$23,750
Year 8 (10/1/20 – 9/30/21)	$295,000	$24,583.33
Year 9 (10/1/21 – 9/30/22)	$305,000	$25,416.67
Year 10 (10/1/22 – 9/30/23)	$315,000	$26,250

* No Base Rent shall be due until the Rent Commencement Date. See Section 6.1.

1.1.8     Intentionally Deleted.

1.1.9    “Advance Rent” means the sum of $18,750.00.  See Section 4.2.

1.1.10    “Security Deposit” means the sum of $27,000.00. See Section 4.1.

1.1.11    “Tenant Notice Address” means

The Spectranetics Corporation
9965 Federal Drive
Colorado Springs, CO 80921-3617
Attn: Ronald Batzel
719 447 2323
Ronald.batzel@spnc.com

with a copy to:
Roger Wertheimer, General Counsel
at the same street address
719 447 2225
roger.wertheimer@spnc.com

1.1.12    “Tenant’s Proportionate Share” means that percentage which is computed by a fraction, the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area of the Building. As of the date of this Lease, Tenant’s Proportionate Share is 27.02%.

1.1.13 “Allowance” means the sum of $900,000.00. See Section 35.

1.1.14 “Broker” means UGL Services – Equis Operations.

1.1.15 "Major Capital Repair" means any individual capital expenditure exceeding $250,000. See Section 6.4.

1.2      Additional Defined Terms.

The following additional terms are defined in the places in this Lease noted below:

Term	Section
“ADA”	47
“Applicable Laws”	7
“Approved Plans and Specifications”	35
“Building Expenses”	6.2.2
“Commencement Date”	3.1
“Common Areas”	6.2.4
“Day and Days”	50
“Default Rate”	6.6
“Environmental Laws”	46.1.1
“Event of Default”	21
“Hazardous Materials”	46
“Hazardous Materials Inventory”	46.1.3
“HVAC”	23
“Landlord’s Notice”	3.3
“Lease Year”	6.2.5
“Mortgagee”	31
“Normal Business Hours”	23

“Prevailing Market Rate”	3.3
“Property”	6.2.1
“Release”	46.1.5
“Rent Commencement Date”	6.1
“Substantially Complete”	3.2
“Successor”	32
“Taxes”	6.2.3
“Tenant Improvements”	35
“Term”	3.4

1.3    Attachments.

The following documents are attached hereto, and such documents, as well as all drawings and documents prepared pursuant thereto, shall be deemed to be a part hereof:

Exhibit “A”    - Floor Plan
Exhibit “B”    - Rules and Regulations
Exhibit “C”    - Schedule of Tenant Improvements
Exhibit “D”    - Estoppel Certificate

In the event of a conflict between the terms of this Lease and the terms contained in any attached document, the terms of this Lease shall prevail.

2.     Demise    . Landlord hereby leases unto Tenant, and Tenant does hereby rent from Landlord the Premises. In addition thereto, Tenant shall have the right to use, on a non-exclusive basis, and in common with the other tenants of the Building the Common Areas of the Building (as that term is defined in Section 6.2.4 hereof). The parties acknowledge that Tenant will require and will have access to the Premises and the Common Areas 24 hours per day, 7 days per week.

3.     Term    .

3.1     Commencement Date and Term.  This Lease shall commence on April 1, 2013 (the “Commencement Date”) and shall be for the Initial Term, expiring on September 30, 2023.

3.2     Substantial Completion. Subject to the provisions of Section 35, Landlord shall use its reasonable efforts to “substantially complete” the Premises by the Commencement Date, subject to any delays resulting from Tenant failing to satisfy its obligations under Section 35. “Substantially complete” means that: (i) the construction of the improvements described in Section 35 has been completed so that Tenant can use the Premises for its intended purposes without remaining construction activities causing material interference to Tenant conducting its ordinary business activities, (ii) the Premises have been approved for occupancy by governmental authorities having jurisdiction, (iii) Tenant has ready access to the Building and Premises through the lobby, hallways and elevators, and (iv) the Premises are ready for installation of any equipment, furniture, fixtures or decoration that Tenant will install. Landlord shall keep Tenant advised as to its progress with regard to “substantially completing” the Premises by the Commencement Date. Notwithstanding the foregoing, the requirements of subsection (ii) shall be deemed satisfied if all of the other subsections have been satisfied and the government approval is delayed as a result of the installation of furniture, fixtures or equipment which is not included within the scope of Landlord’s responsibilities under Section 35 below.

3.3     Option to Extend Lease Term. Provided Tenant is not in default of any term, covenant or condition of this Lease beyond all applicable cure periods, Tenant shall have the option to extend the Initial Term of this Lease for two (2) additional periods of five (5) years each (the “First Renewal Term”, the “Second Renewal Term” or collectively the “Renewal Terms”) to commence immediately upon the expiration of the Initial Term or the First Renewal Term, as applicable.

Tenant’s rental of the Premises during the First Renewal Term and Second Renewal Term shall be upon the same terms, covenants and conditions contained in this Lease, except that Tenant shall pay to Landlord as Base Rent ninety-five percent (95%) of the “Prevailing Market Rate” for the Premises for the First Renewal Term or the Second Renewal Term, as applicable, as hereinafter defined (including annual adjustments). For purposes of this Section 3.3, the term “Prevailing Market Rate” shall mean the then prevailing market rate being charged for comparable space in comparable office buildings within the North I-25 Corridor, with consideration given for the size of the Premises, the economic strength of the tenant, construction allowances, commissions, free rent, and other concessions or premiums. In order to exercise its option granted herein, Tenant shall notify Landlord in writing of its intent to renew not less than two hundred seventy (270) days but not more than five hundred forty (540) days prior to the expiration of the Initial Term or the First Renewal Term, as applicable. Within thirty (30) days following the exercise by Tenant of its option to extend the Lease for the First Renewal Term or the Second Renewal Term, as applicable, Landlord shall notify Tenant in writing of its determination of the Prevailing Market Rate for the First Renewal Term or the Second Renewal Term, as applicable, as reasonably determined by Landlord (“Landlord’s Notice”). Within ten (10) days after receipt of Landlord’s Notice, Tenant shall notify Landlord in writing of Tenant’s acceptance or rejection of such rate. If Tenant shall accept such Prevailing Market Rate, Landlord and Tenant shall enter into an amendment to this Lease acknowledging such renewal and setting forth any terms at variance with the terms of this Lease. If within the ten (10) day period, Tenant shall reject such Prevailing Market Rate as determined by Landlord for the First Renewal Term or the Second Renewal Term, as applicable, then within twenty (20) days thereafter, Landlord and Tenant shall meet at a mutually acceptable time and place and shall use their reasonable efforts to agree upon the Prevailing Market Rate. If Landlord and Tenant shall fail to agree upon such Prevailing Market Rate within the twenty (20) day period, Landlord and Tenant shall each appoint an independent commercial leasing broker licensed in the Colorado Springs area within the next ten (10) days (the “Brokers”). Such Brokers shall deliver their respective estimates of the Prevailing Market Rate within ten (10) days after being appointed. If the estimates of the Prevailing Market Rate as quoted by the Brokers are within ten percent (10%) of each other, the Prevailing Market Rate shall be deemed to be the average of the estimates presented by the Brokers. If the estimates of the Prevailing Market Rate as quoted by the Brokers differ by more than ten percent (10%), then Landlord and Tenant shall jointly appoint a third independent commercial leasing broker licensed in the Colorado Springs area within ten (10) days after the receipt of the initial brokers’ estimates (the “Third Broker”) who shall deliver its estimate of the Prevailing Market Rate within ten (10) days after being appointed and such estimate shall be deemed to be the Prevailing Market Rate. Tenant shall notify Landlord within ten (10) days after receipt of the estimate of the Prevailing Market Rate (whether as resulting from the average of the Brokers or from the Third Broker, as applicable), whether Tenant shall accept such Prevailing Market Rate, whereupon Landlord and Tenant shall enter into an amendment to this Lease acknowledging such renewal and setting forth any terms at variance with the terms of this Lease. If (i) Tenant shall fail to respond to Landlord’s Notice as provided above, (ii) Tenant shall fail to deliver the requisite notice exercising its option to extend by the date prescribed above, (iii) Tenant does not respond within ten (10) days following receipt of Landlord’s Notice or (iv) Tenant does not accept the Prevailing Market Rate within ten (10) days following Landlord’s notification of the Prevailing Market Rate, as determined either by the average of the Brokers or from the Third Broker, as applicable, then Tenant’s option to extend this Lease for the First Renewal Term or the Second Renewal Term, as the case may be, shall be void and inoperable. Landlord and Tenant shall each pay the fee of the broker designated by them originally and shall split the fees of the Third Broker.

3.4     Definition of “Term”. As used herein, the word “Term” shall refer to the Initial Term and any Renewal Term, if applicable.

4.     Security Deposit and Advance Rent    .

4.1     Security Deposit.  Tenant has this day paid to Landlord the Security Deposit to be held by Landlord as security for the payment and performance by Tenant of all obligations imposed on Tenant hereunder, in an account the proceeds of which may be commingled by Landlord with any other account or proceeds.  If Tenant shall perform all such obligations, the Security Deposit shall be refunded to Tenant, without interest, following the end of the Term.  If Tenant shall commit an Event of Default hereunder, Landlord shall be entitled to apply all or any portion of the Security Deposit, pro tanto, to cure any such default, or toward fulfillment of any of Tenant’s obligations hereunder, and Tenant shall replenish the Security Deposit to the full amount within ten (10) days after receipt of notice from Landlord which sets forth the amount to be replenished. If the Security

Deposit is not fully restored, it shall constitute an immediate Event of Default (as defined in Section 21) under the terms of this Lease (without need of notice or the expiration of any cure period), and Landlord shall have the benefit of all remedies permitted pursuant to the terms of this Lease and the laws of the State of Colorado. The Security Deposit shall not be considered an advance payment of rent or a measure of Landlord’s damages in case of an Event of Default by Tenant. Landlord may commingle the Security Deposit with other monies of Landlord. In the event of the sale or transfer of Landlord’s interest in the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser or transferee and upon such transfer Tenant shall look only to the new landlord for the return of the Security Deposit and Landlord shall thereupon be released from all liability to Tenant for the return of or accounting for the Security Deposit.

4.2     Advance Rent. Upon execution of this Lease, Tenant shall pay Landlord the Advance Rent to be held as advance rent and security and which Landlord shall be entitled to retain, without limitation of other remedies, for any Event of Default by Tenant under this Lease occurring prior to the commencement of the Term. If no such Event of Default occurs, the Advance Rent shall be applied by Landlord against first installments of Annual Base Rent payable by Tenant hereunder.

5.     Use    . Tenant covenants that it shall use and occupy the Premises during the Term of this Lease solely for general office or laboratory purposes in accordance with applicable zoning regulations and for no other purpose. For purposes of this Lease, the term “general office use” shall not include use as a school, college, university or educational institution of any type, use for any purpose which is not consistent with the operation of the Building as a first-class office building, use as an recruitment or temporary help service or agency, or any use involving regular traffic by the general public.

6     Rent    .

6.1     Annual Base Rent.  As rent for the Premises during each year of the Term, Tenant shall pay to Landlord an Annual Base Rent, in equal monthly installments, in advance on the first day of each calendar month during the Term, and without deduction, setoff or demand in accordance with the schedule set forth in Section 1.1.7 above.  Notwithstanding the foregoing, the first installment of Base Rent shall be due on October 1, 2013 (the “Rent Commencement Date”), as described in Section 1.1.7 above; provided, however, in the event Landlord fails to Substantially Complete the Premises by the Commencement Date and such delay is not due to either (x) an act or failure to act by Tenant, its agents, employees or contractors (“Tenant Delays”), (y) the delivery of any long-lead items required to complete the Tenant Improvements, the delivery of which is outside Landlord’s reasonable control or (z) unavoidable delays, then Tenant shall be entitled to a one (1) additional day of abatement of Base Rent for each of the days beyond the Commencement Date that Landlord fails to Substantially Complete the Premises.
.

6.2     Definitions   For the purposes hereof, the following definitions shall apply:

6.2.1 “Property” shall mean the Building, the land upon which same is situated and all fixtures and equipment thereon or therein, all commonly owned or shared appurtenances, including but not limited to, parking areas, walkways, landscaping and utilities, whether located on the land upon which the Building is situated or elsewhere.

6.2.2 “Building Expenses” shall be all those expenses paid or incurred by Landlord or Landlord’s property manager directly and actually incurred in connection with the owning, maintaining, operating and repairing of the Property or any part thereof, in a manner deemed reasonable and appropriate by Landlord and shall include, without limitation, the following:

6.2.2.1 All costs and expenses of operating, repairing, lighting, cleaning, and insuring (including liability for personal injury, death and property damage and workers’ compensation insurance covering personnel) the Property or any part thereof, as well as all costs incurred in removing snow, ice and debris therefrom and of policing and regulating traffic with respect thereto, and depreciation of all machinery and equipment used therein or herein to the extent that such machinery and equipment are being used beyond Normal Business Hours, which purposes of this Section 6.2.2.1 shall mean 8:00 a.m. to 6:00 p.m. on business days and from 8:00 a.m. to

1:00 p.m. on Saturdays, replacing or repairing of pavement, parking areas, curbs, walkways, drainage, lighting facilities, landscaping (including replanting and replacing flowers and other planting);

6.2.2.2 Electricity, steam and fuel used in lighting, heating, ventilating and air conditioning and all costs, charges, and expenses incurred by Landlord in connection with any change of any company providing electricity service, including, without limitation, maintenance, repair, installation and service costs associated therewith, as well as all expenses associated with the installation of any energy or cost savings devices;

6.2.2.3   Maintenance and repair of mechanical and electrical equipment including heating, ventilating and air conditioning equipment;

6.2.2.4 Window cleaning and janitor service, including equipment, uniforms, and supplies;

6.2.2.5 Maintenance of elevators, stairways, rest rooms, lobbies, hallways and other Common Areas;

6.2.2.6 Repainting of all Common Areas;

6.2.2.7 Repair and maintenance of the parking areas, including without limitation, the resurfacing and striping of said areas;

6.2.2.8 Sales or use taxes on supplies or services;

6.2.2.9 Management fees not to exceed 3.5% of the gross rents and expenses (excluding utilities and janitorial services) of the Building, which covers wages, salaries and compensation of all persons engaged in the management of the Property and the provision of amenities to all tenants in the Property (including Landlord’s share of all payroll taxes and the cost of an on-site or near site office and segregated storage area for Landlord’s parts, tools and supplies);

6.2.2.10 Accounting and engineering fees and expenses, except for those related to disputes with tenants or that are a result of and/or are based on Landlord’s negligence or other tortious conduct;

6.2.2.11 Costs and expenses that may result from compliance with any governmental laws or regulations that were not applicable to the Property and the Common Areas (if applicable) as of the Commencement Date; and

        6.2.2.12 All other expenses which under generally accepted accounting principles would be considered as an expense of maintaining, operating, or repairing the Property. Notwithstanding the foregoing, all expenses (whether or not such expenses are enumerated on items 1 through 11 of this Section 6.2.2) which would be considered capital in nature under generally accepted accounting principles shall be excluded from “Building Expenses” unless same are amortized in accordance with generally accepted accounting principles (“GAAP”), and the following items will also be excluded:

(a)Costs of decorating, redecorating, or special cleaning or other services not provided on a regular basis to tenants of the Building;
(b)Wages, salaries, fees, and fringe benefits paid to employees of Landlord above the level of property manager;
(c)Any charge for depreciation of the Building and any interest or other financing charge;
(d)Any charge for Landlord’s income taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord’s business;

(e)All costs relating to activities for the solicitation and execution of leases of space in the Building;
(f)All costs for which Tenant or any other tenant in the Building is being charged other than pursuant to Article 6 or comparable sections in other tenants’ leases;
(g)The cost of correcting defects in the construction of the Building or in the Building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;
(h)The cost of any repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building;
(i)The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building;
(j)The cost of any additions to the Building subsequent to the Commencement Date, except as such expenses may be amortized in accordance with GAAP;
(k)intentionally deleted;
(l)Any operating expense representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship; and
(m)The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord’s expense.
6.2.3 “Taxes” shall mean all real property taxes including currently due installments of assessments, sewer rents, ad valorem charges, water rates, rents and charges, front foot benefit charges, and all other governmental impositions in the nature of any of the foregoing. Excluded from Taxes are (i) federal, state or local income taxes, (ii) franchise, gift, transfer, excise, capital stock, estate or inheritance taxes, and (iii) penalties or interest charged for late payment of Taxes.  If at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so as to cause the whole or any part of the items listed in the first sentence of this subparagraph to be levied, assessed or imposed, wholly or partly as a capital levy, or otherwise, on the rents received from the Building, wholly or partly in lieu of imposition of or in addition to the increase of taxes in the nature of real estate taxes issued against the Property, then the charge to Landlord resulting from such altered additional method of taxation shall be deemed to be within the definition of “Taxes.”

6.2.4 “Common Areas” shall mean those areas and facilities which may be from time to time furnished to the Building by Landlord for the non-exclusive general common use of tenants and other occupants of the Building, their officers, employees, and invitees, including (without limitation) the hallways, stairs, parking facilities, washrooms, and elevators.

6.2.5 “Lease Year” shall mean the period commencing on the Commencement Date and ending the last day of the twelfth (12th) month after the Rent Commencement Date and each succeeding twelve (12) month period thereafter up to the end of the Term, as shown in Section 1.1.7 above.

6.2.6 “Operating Year” shall mean each calendar year or portion thereof occurring during the Term.

6.2.7 “Annual Statement” or “Annual Statements” shall refer to the written statement of amount due as sent by Landlord to Tenant on an annual basis relating to Building Expenses and/or Taxes.

6.3     Rent Adjustments for Taxes. Tenant further agrees to pay to Landlord as Additional Rent Tenant’s Proportionate Share of the Taxes for any calendar year or any part thereof occurring during the Term. Such payment shall be made within thirty (30) days after receipt of a bill from Landlord, accompanied with a copy of the tax bill and Landlord’s computation of Tenant’s Proportionate Share thereof. Prior to the commencement of the first Lease Year and each Operating Year thereafter, Landlord may, at its option, furnish to Tenant a written statement setting forth Landlord’s estimate of the amount of Taxes for such Operating Year. Tenant shall pay its Proportionate Share of Landlord’s estimated Taxes in equal monthly installments, in advance, as Additional Rent together with Base Rent. At the expiration of each Operating Year, Landlord shall certify to Tenant the actual Taxes for such Operating Year and within thirty (30) days after receipt of certification, Tenant shall, pay, as Additional Rent, the deficiency, if any, in Taxes payable by Tenant for such Operating Year. If at the end of such Operating Year, the total amount paid by Tenant as Tenant’s Proportionate Share of Taxes is greater than the amount required to be paid for such Operating Year, then, if Tenant is not in default hereunder (after the giving of any required notices and the expiration of any cure periods), the amount of such excess payment will be applied by Landlord to the next succeeding monthly installment of Base Rent due hereunder. If there are any such excess payments made during the final Operating Year, then, if Tenant is not in default hereunder (after the giving of any required notices and the expiration of any cure periods), the amount of such excess will be refunded to Tenant within thirty (30) days after such certification. Supplementing the provisions of the immediately preceding sentence, if Tenant is in default, then Landlord agrees to credit such excess payments against any Base Rent, Additional Rent and/or other amounts due from Tenant. Failure of Landlord to provide any statement within the time prescribed will not relieve Tenant of its obligations under this Section 6.3; provided, however, that Tenant will have no obligation to pay its portion of any increase in Taxes until receipt of a statement from Landlord as described above.

6.4    Rent Adjustments for Building Expenses. Tenant further agrees to pay to Landlord as Additional Rent Tenant’s Proportionate Share of the Building Expenses for any calendar year or any part thereof occurring during the Term. Prior to the commencement of the first Lease Year and each Operating Year thereafter, Landlord shall furnish to Tenant a written statement setting forth Landlord’s estimate of the amount of Building Expenses for such Operating Year. Tenant shall pay Tenant’s Proportionate Share of Landlord’s estimated Building Expenses in equal monthly installments, in advance, as Additional Rent together with Base Rent. Within one hundred twenty (120) days after expiration of each Operating Year, Landlord shall certify to Tenant the actual Building Expenses for such Operating Year and within thirty (30) days after receipt of such certification, Tenant shall pay as Additional Rent, the deficiency if any, in charges payable by Tenant for such Operating Year. If, at the end of such Operating Year, the total amount paid by Tenant as Tenant’s Proportionate Share of such charges is greater than the amount required to be paid for such Operating Year, then, if Tenant is not in default hereunder (after the giving of any required notices and the expiration of any cure periods), the amount of such excess payment shall be applied by Landlord to the next succeeding monthly installment of Base Rent due hereunder. If there are any such excess payments made during the final Operating Year, then, if Tenant is not in default hereunder (after the giving of any required notices and the expiration of any cure periods), the amount of such excess will be refunded to Tenant by Landlord within thirty (30) days after such certification. Supplementing the provisions of the immediately preceding sentence, if Tenant is in default then Landlord agrees to credit such excess payments against any Base Rent, Additional Rent and/or other amounts due from Tenant. In the event the Commencement Date shall be a day other than January 1, or the date fixed for the expiration of the full Term hereof shall be a day other than December 31, then, in either such event, in applying the provisions of this paragraph with respect to any Operating Year in which such event occurred, appropriate adjustments shall be made to reflect the result of such event, taking into consideration the portion of such Operating Year which should have elapsed prior to the Commencement Date or after the date of such expiration. Tenant’s right to receive the excess payments shall survive the expiration or earlier termination of this Lease. Failure of Landlord to provide any statement within the time prescribed will not relieve Tenant of its obligations under this Section 6.4; provided, however, that Tenant will have no obligation to pay its portion of any increase in Building Expenses until receipt of a statement from Landlord as described above.

Notwithstanding anything to the contrary set forth in this Section 6, during the first 3 Lease Years, Tenant shall not be responsible for any Building Expenses related to a Major Capital Repair of any of the following: boilers, chillers, air make up units, HVAC infrastructure, parking lot resurfacing, or roof. As of the commencement of the fourth (4th) Lease Year and for the remainder of the Term, Landlord shall be entitled to pass through Building Expenses for a Major Capital Repair performed after the commencement of the fourth (4th) Lease Year, provided that the cost of the Major Capital Repair is amortized over the useful life of the Major Repair and shall include only that portion of the Major Repair, the useful life of which falls within the Term.

Notwithstanding anything to the contrary set forth in this Section 6, to the extent any of the Building Expenses are within Landlord’s reasonable control (the “Controllable Expenses”), the actual Controllable Expenses incurred by Landlord shall not increase by more than five percent (5%) of the previous calendar year’s Controllable Expenses on a cumulative basis. The parties agree and acknowledge that the following are non-controllable Building Expenses and shall not be subject to the foregoing cap: Taxes, insurance, utilities, snow removal and security expenses (the “Non-Controllable Expenses”). The parties acknowledge that for purposes of this Section 6.4.2, the Building Expenses shall be computed separately as between the Controllable Expenses and the Non-Controllable Expenses. The annual statement provided to Tenant pursuant to this Section 6.4.2 shall include computation for both the Controllable Expenses and the Non-Controllable Expenses as well as a combined total thereof reflecting Tenant’s overpayment or underpayment for the applicable calendar year.

6.5    Tenant’s Right to Audit. If Tenant disputes any amounts set forth in either of the Annual Statements, Tenant shall have the right, at Tenant’s sole expense, to notify Landlord in writing, not later than one hundred twenty (120) days following receipt of the Annual Statements, that it disputes such Annual Statement(s) and that it intends to audit Landlord’s books and records in respect to the calendar year which is the subject of the Annual Statements (the “Audit Notice”). If Tenant fails to give Landlord the Audit Notice on or before such one hundred twenty (120) day period, the Annual Statements for the applicable calendar year shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. If Tenant gives Landlord the Audit Notice in a timely manner, Tenant must commence such audit within one hundred twenty (120) days after the Audit Notice is delivered to Landlord, and the audit must be completed within one hundred twenty (120) days after the Audit Notice is delivered to Landlord. If Tenant does not commence and complete the audit within such periods, the Annual Statements that Tenant elected to audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. Such audit shall be conducted by a nationally or regionally recognized independent certified public accountant or other certified public accountant mutually acceptable to Landlord and Tenant. The audit shall take place at the offices of Landlord where its books and records are located at a mutually convenient time during Landlord’s regular business hours. The accountant conducting the audit shall be compensated by Tenant on an hourly or flat fee basis and shall not in any manner be compensated based upon a percentage of overcharges it discovers or on any other contingency fee basis. No subtenant shall have any right to conduct an audit, and no assignee shall conduct an audit for any period during which such assignee was not the tenant under the Lease. Tenant agrees that the results of any audit under this Section 6.5 shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity (other than Tenant’s accountants, attorneys and advisors) except as required by law. The time frames hereunder shall be extended for Landlord delays and force majeure delays. Any overpayments by Tenant shall be credited or refunded as provided herein, and any underpayments shall be paid to Landlord. Notwithstanding anything herein to the contrary, Tenant shall have no right to conduct an audit or to give Landlord notice that it desires to conduct an audit at any time that there is an uncured Event of Default under the Lease. If Tenant's audit shows that the amounts reviewed were overstated by Landlord by more than five percent (5%), then Landlord shall reimburse Tenant for the reasonable and actual cost of such audit. This provision will survive any termination or expiration of this Lease.

6.6     Additional Rent Payments.  Tenant’s obligation to pay any additional rent accruing during the Term pursuant to Sections 6.3 and 6.4 hereof shall apply pro rata to the proportionate part of a calendar year as to Taxes and Building Expenses, in which this Lease begins or ends, for the portion of each such year during which this Lease is in effect.  Such obligation to make payments of such additional rent shall survive the expiration or sooner termination of the Term.

6.7     Payments.  All payments or installments of any rent hereunder and all sums whatsoever due under this Lease (including but not limited to court costs and attorneys’ fees) shall be deemed rent and shall be paid to Landlord at the address designated by Landlord. If any amount of Annual Base Rent or additional rent shall remain unpaid for ten (10) calendar days after such payment becomes due, Tenant shall pay Landlord, without notice or demand, a late charge equal to the greater of (i) $50 or (ii) five percent (5%) of such overdue amount to partially compensate Landlord for its administrative costs in connection with such overdue payment; which administrative costs Tenant expressly acknowledges are reasonable and do not constitute a penalty. In addition, such overdue amounts shall bear interest at the rate of fifteen percent (15%) per annum (but not more than the maximum allowable legal rate applicable to Tenant) (the “Default Rate”) until paid. Notwithstanding the foregoing to the contrary, Landlord shall waive such late charge and interest with respect to the first two (2) late payments in any twelve (12) month period, provided Tenant makes the applicable payment within five (5) business days after written notice to Tenant. Additionally, if any of Tenant’s checks for payment of rent or additional rent are returned to Landlord for insufficient funds, Tenant shall pay to Landlord as additional rent the greater of (i) $50.00 or (ii) the amount of actual charges incurred by Landlord, for each such check returned for insufficient funds, and if two or more of Tenant’s checks in payment of rent or additional rent due hereunder are returned for insufficient funds in any calendar year, Landlord reserves the right upon ten (10) days advance notice to Tenant to thereafter require Tenant to pay all rent and additional rent and other sums whatsoever due under this Lease in cash, by money order or by certified check or cashier’s check   If an attorney is employed to enforce Landlord’s rights under this Lease, Tenant shall pay all reasonable fees and expenses of such attorney whether or not legal proceedings are instituted by Landlord. Time is of the essence in this Lease.

7.     Requirements of Applicable Law    . Landlord warrants that on the Commencement Date, the Premises shall comply in all material respects with all applicable laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Property (“Applicable Laws”). Tenant, at its sole cost and expense, shall thereafter comply promptly with all Applicable Laws now in force or which may hereafter be in force, which relate solely to Tenant’s specific use of the Premises that do not relate to office buildings generally; provided, however, that Landlord and not Tenant shall correct all structural defects in the Building necessary to comply with Applicable Laws, and make all repairs, changes or alterations necessary because the Building was not constructed in compliance with any of the Applicable Laws.

8.     Certificate of Occupancy    . Tenant shall not use or occupy the Premises in violation of any certificate of occupancy, permit, or other governmental consent issued for the Building. If any governmental authority, after the commencement of the Term, shall contend or declare that the Premises is being used for a purpose which is in violation of such certificate of occupancy, permit, or consent, then Tenant shall, upon ten (10) days’ notice from Landlord, immediately discontinue such use of the Premises. If thereafter the governmental authority asserting such violation threatens, commences or continues criminal or civil proceedings against Landlord for Tenant’s failure to discontinue such use, in additional to any and all rights, privileges and remedies given to Landlord under this Lease for an Event of Default by Tenant herein, Landlord shall have the right to terminate this Lease forthwith. Tenant shall protect, defend, indemnify and hold Landlord and the Property harmless of and from any and all liability for any such violation or violations by Tenant.

9.     Contest-Statute, Ordinance    . Tenant may, after notice to Landlord, by appropriate proceedings conducted promptly at Tenant’s own expense in Tenant’s name and whenever necessary in Landlord’s name, contest in good faith the validity or enforcement of any such statute, ordinance, law, order, regulation or requirement and may similarly contest any assertion of violation of any certificate of occupancy, permit, or any consent issued for the Building. Tenant may, pending such contest, defer compliance therewith if, in the reasonable opinion of counsel for Landlord, such deferral shall not subject either Landlord or the Premises or the Property (or any part thereof) to any penalty, fine or forfeiture, and if Tenant shall post a bond with corporate surety approved by Landlord sufficient, in Landlord’s opinion, fully to indemnify Landlord from loss.

10.     Tenant’s Improvements    . Tenant, at its option, may make such non-structural improvements to the Premises as it may deem necessary from time to time, at its sole cost and expense, without Landlord’s consent (but subject to all other obligations set forth in this Section 10) and costing less than $25,000 in the aggregate. Tenant shall not make any alterations, installations, additions or improvements to the Premises in excess of $50,000 or affecting the structural components of the Building, including but not limited to, the installation of any fixtures, amenities, equipment, appliances, or other apparatus, without Landlord’s prior written consent, which consent will not be unreasonably withheld, and then only be contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld. All such work, alterations, installations, additions or improvements shall be done at Tenant’s sole expense, and at such times and in such manner as Landlord may from time to time designate, if at any point during the Term, Tenant is not the sole occupant of the Building. Landlord’s consent to and/or approval of Tenant’s plans and specifications for the aforesaid improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Tenant shall promptly pay for the costs associated with any such alterations or additions, and shall protect, defend, indemnify and hold harmless Landlord and the Property from and against any and all liens, costs, damages and expenses incurred by Landlord in connection therewith, including any reasonable attorneys fees incurred by Landlord, if Landlord shall be joined in any action or proceeding involving such improvements. Landlord may, at its option, pay sums due in order to release such liens, in which event any such sums paid by Landlord shall be due to Landlord by Tenant, as Additional Rent, upon demand. Under no circumstances shall Tenant commence any such work until Landlord has been provided with certificates evidencing that all the contractors and subcontractors performing such work have in full force and effect adequate workmen's compensation insurance as required by the laws of the State of Colorado, public liability and builders risk insurance in such amounts and according to terms reasonably satisfactory to Landlord. Landlord shall at all times have the right to post or keep posted on the Premises, or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration or repair of the Premises by Tenant, and Tenant hereby agrees to give Landlord at least ten (10) business days prior notice of Tenant's plans to commence such work so as to enable Landlord an opportunity to post such notices. All alterations, installations, additions or improvements made by either of the parties hereto upon the Premises, except movable office furniture, Tenant’s projectors in the Premises and any trade fixtures of Tenant put in at the expense of Tenant or Landlord and other items as mutually agreed upon in writing, shall be the property of Landlord and shall remain upon and be surrendered with the Premises at the termination of this Lease without molestation or injury. Upon request by Landlord, such request to be made at the time Tenant requests consent for the applicable improvement under this Section 10, Tenant, at Tenant’s expense, shall remove any and all special improvements to the Premises or Common Areas made by or on behalf of Tenant, including, without limitation, supplemental HVAC and raised flooring. If Tenant fails to remove any such items, Landlord shall have the right, but not the obligation, to remove and dispose of such items, and restore the Premises accordingly and Tenant shall reimburse Landlord for the costs of such removal, disposal and restoration within thirty (30) days after receipt of an invoice therefore, together with interest at the Default Rate, which shall accrue from the date the costs were incurred by Landlord. Notwithstanding the foregoing, Landlord reserves the right to withdraw a request to remove improvements and to request that such improvements remain upon and be surrendered with the Premises.

11.     Repairs and Maintenance.

11.1 Tenant’s Care of the Premises and Building. During the Term Tenant shall:

(i)    keep the Premises and the fixtures, appurtenances, improvements and equipment therein in good order and condition, including, without, limitation, professionally steam cleaning all carpeting in the Premises at least once per year;

(ii)    make repairs and replacements to the Premises required because of Tenant’s misuse or primary negligence, except to the extent that the repairs or replacements are covered by Landlord’s insurance as required hereunder;

(iii)    repair and replace special equipment or decorative treatments installed by or at Tenant’s request and that serve the Premises only, except to the extent the repairs or replacements are needed because of Landlord’s misuse or primary negligence, and are not covered by Tenant’s insurance as required hereunder;

(iv)    pay for all damage to the Property, the Building and the Common Areas, and their respective fixtures and appurtenances, as well as all damages sustained by Tenant or occupants of the Building due to any waste, misuse or neglect of the Premises, its fixtures and appurtenances by Tenant, except to the extent that the repair of such damage is covered by Landlord’s insurance as required hereunder to the extent that Landlord actually receives proceeds therefrom; and

(v)    not commit waste.

In addition Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed under Applicable Laws. Landlord reserves the right to reasonably prescribe the weight and position of all heavy equipment brought onto the Premises and reasonably prescribe any reinforcing required under the circumstances, all such reinforcing to be at Tenant’s expense.

11.2     Landlord’s Repairs. Except for the repairs and replacements that Tenant is required to make pursuant to Section 11.1 above, Landlord shall make all other repairs, maintenance and replacements to the Premises, Common Areas and Building (including Building fixtures and equipment and including without limitation (a) sidewalks, driveways, lighting, gardening, landscaping, elevators, service areas, curbs, glass and parking; the exterior and to the structure of the Building, including, but not limited to, the roof (including water tightness of the Building and the Premises), walls (including caulking), floors, all Building systems, including without limitation all plumbing, electrical, lighting and mechanical equipment, fixtures and systems serving the Premises, the Common Area and the Building, and foundations and landscape maintenance, and the Building equipment; (b) which are required because of damage or destruction by fire or other peril covered by the all risk insurance policies, or by reason of acts of God applicable to the Premises and the Building; (c) which require a capital expenditure; (d) which are required because of faulty construction or latent defect; (e) which are required in order to comply with any and all federal, state or local law(s) and regulation(s) now in effect or which may hereafter be in effect relating to the Premises, the Building, the property and to any systems, facilities, equipment, components, structures or services therein) as shall be reasonably deemed necessary to maintain the Building in a condition comparable to other first class office buildings in the Colorado Springs This maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all systems such as mechanical, electrical, multi-tenant HVAC, and plumbing. The costs associated with such repairs shall be deemed a part of Building Expenses; provided, however, that costs of all of such repairs which would be considered capital in nature under generally accepted accounting principles shall be paid by Landlord as a portion of Building Expenses and amortized in accordance with generally accepted accounting principles as described in Section 6.2.2.12 above. There shall be no allowance to Tenant for a diminution of rental value, no abatement of rent, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs or performing maintenance as provided for herein.

Notwithstanding anything to the contrary set forth above, the parties acknowledge and agree that Landlord shall maintain, repair and/or replace the HVAC system as necessary, and shall pass through the costs of such maintenance or repair to Tenant as additional rent hereunder. Provided that the replacement of the HVAC system is not caused by Tenant’s misuse hereunder, Landlord shall not pass through the costs of any replacement of the HVAC system.

If Landlord fails to make the repairs required under this Section 11.2, and such failure is not the result of any reason listed in Section 27 herein or the result of any action or inaction on Tenant’s part, and as a result thereof, Tenant shall be not able to use all or any portion of the Premises and does not in fact use all or any portion of the Premises for a period of ten (10) consecutive business days or more after notice thereof to Landlord then, except as provided herein with respect to casualty, Tenant shall be entitled to abate Base Rent and additional rent, such abatement commencing as of the eleventh (11th) business day after Tenant ceased using all or such portion of the Premises and shall continue to be abated until such time as the applicable repair has been completed.

11.3     Time for Repairs. Repairs or replacements required pursuant to Section 11.1 and 11.2 above shall be made within a reasonable time (depending on the nature of the repair or replacement needed - generally no more than fifteen (15) days) after receiving notice or having actual knowledge of the need for a repair or replacement.

11.4     Surrender of the Premises. Upon the termination of this Lease, without the need for prior notice from Landlord, Tenant shall surrender the Premises to Landlord in the same broom clean condition that the Premises were in on the Commencement Date except for:

(i)    ordinary wear and tear;

(ii)    damage by the elements, fire, and other casualty unless Tenant would be required to repair under the provisions of this Lease;

(iii)    damage arising from any cause not required to be repaired or replaced by Tenant; and

(iv)    alterations as permitted by this Lease unless consent was conditioned on their removal.

On surrender Tenant shall remove from the Premises its personal property, trade fixtures and any alterations required to be removed pursuant to the terms of this Lease and repair any damage to the Premises caused by this removal. Any items not removed by Tenant as required above shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of their disposal.

12.     Conduct on Premises    . Tenant shall not do, or permit anything to be done in the Premises, or bring or keep anything therein which shall, in any way, increase the rate of fire insurance on the Building, or invalidate or conflict with the fire insurance policies on the Building, fixtures or on property kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure or annoy Landlord or the other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with Applicable Laws. Tenant agrees that any increase of fire insurance premiums on the Building or contents caused by the occupancy of Tenant and any expense or cost incurred in consequence of negligence or carelessness or the willful action of Tenant, Tenant’s employees, agents, servants, or invitees shall, as they accrue be added to the rent heretofore reserved and be paid as a part thereof; and Landlord shall have all the rights and remedies for the collection of same as are conferred upon Landlord for the collection of rent provided to be paid pursuant to the terms of this Lease.

13.      Insurance.

13.1    Tenant’s Insurance. Tenant shall keep in force at its own expense, so long as this Lease remains in effect, (a) commercial general liability insurance, including insurance against assumed or contractual liability under this Lease, with respect to the Premises, to afford protection with limits, per person and for each occurrence, of not less than Two Million Dollars ($2,000,000), combined single limit, with respect to bodily injury and death and property damage, such insurance to provide for only a reasonable deductible, (b) all-risk property and casualty insurance, including theft, written at replacement cost value and with replacement cost endorsement, covering all of Tenant’s personal property in the Premises and all improvements and installed in the Premises by or on behalf of Tenant whether pursuant to the terms of Section 35, Section 10, or otherwise, such insurance to provide for only a reasonable deductible, (c) if, and to the extent, required by law, workmen’s compensation or similar insurance offering statutory coverage and containing statutory limits, (d) shall insure all plate and other interior glass in the Premises for and in the name of Landlord, (e) business interruption insurance in an amount sufficient to reimburse Tenant for loss of earnings attributable to prevention of access to the Building or the Premises for a period of at least twelve (12) months and (f) pollution coverage insurance of not less than One Million Dollars ($1,000,000.00). Such policies shall be maintained in companies and in form reasonably acceptable to Landlord and shall be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry.  Tenant shall deposit the policy or policies of such required insurance or certificates thereof with Landlord prior to the Commencement Date, which policies shall name Landlord or its designee and, at the request of Landlord, its mortgagees, as additional insured and shall also contain a provision stating that such policy or policies shall not be canceled except after thirty (30) days’ written notice to Landlord or its designees.  All such policies of insurance shall be effective as of the date Tenant occupies the Premises and shall be maintained in force at all times during the Term of this Lease and all other times during which Tenant shall occupy the Premises.  In addition to the foregoing insurance coverage, Tenant shall require any contractor retained by it to perform work on the Premises to carry and maintain, at no expense to Landlord, during such times as contractor is working in the Premises, a non-deductible (i) comprehensive general liability insurance policy, including, but not limited to, contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, to afford protection with limits per person and for each occurrence, of not less than Two Hundred Thousand Dollars ($200,000.00), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for no deductible, and (ii) workmen’s compensation insurance or similar insurance in form and amounts as required by law.  In the event of damage to or destruction of the Premises and the termination of this Lease by Landlord pursuant to Section 18 herein, Tenant agrees that it shall pay Landlord all of its insurance proceeds relating to improvements made in the Premises by or on behalf of Tenant whether pursuant to the terms of Section 35, Section 10, or otherwise.  If Tenant fails to comply with its covenants made in this Section, if such insurance would terminate or if Landlord has reason to believe such insurance is about to be terminated, Landlord may at its option cause such insurance as it in its sole judgment deems necessary to be issued, and in such event Tenant agrees to pay promptly upon Landlord’s demand, as additional rent the premiums for such insurance.

13.2    Landlord’s Insurance. Landlord shall keep in force at its own expense (a) contractual and comprehensive general liability insurance, including commercial general liability and property damage, with a minimum combined single limit of liability of Two Million Dollars ($2,000,000.00) for bodily injuries or death of persons occurring in or about the Building and Premises, and (b) all-risk property and casualty insurance written at replacement cost value covering the Building and all of Landlord’s improvements in and about same.

13.3    Waiver of Subrogation. Each party hereto waives claims arising in any manner in its favor and against the other party and agrees that neither party hereto shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to the Building, the Premises or other tangible property, or any resulting loss of income, or losses under worker’s compensation laws and benefits, or against liability on or about the Building, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage as was required to be covered by insurance carried pursuant to this Lease. Landlord shall cause each insurance policy carried by it insuring against liability on or about the Building or insuring the Premises and the Building or income resulting therefrom against loss by fire or any of the casualties covered by the all-risk insurance carried by it hereunder to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Tenant in connection with any loss or damage covered by such policies.  Tenant shall cause each insurance policy carried by it insuring against liability or insuring the Premises (including the contents thereof and Tenant’s Improvements installed therein by Tenant or on its behalf) against loss by fire or any of the casualties covered by the all-risk insurance required hereunder to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by such policies.

14.     Rules and Regulations    . Tenant shall be bound by the rules and regulations set forth on the schedule attached hereto as Exhibit “B” and made a part hereof. Landlord shall have the right, from time to time, to issue additional or amended rules and regulations regarding the use of the Building, so long as the rules shall be reasonable and non-discriminatory between tenants. When so issued the same shall be considered a part of this Lease and Tenant covenants that the additional or amended rules and regulations shall likewise be faithfully observed by Tenant, the employees of Tenant and all persons invited by Tenant into the Building, provided, that the additional or amended rules are made applicable to all office tenants similarly situated as Tenant. Landlord shall not be liable to Tenant for the violation of any of the rules and regulations, or the breach of any covenant or condition in any lease, by any other tenant in the Building.

15.     Mechanics’ Liens    . Tenant shall not do or suffer to be done any act, matter or thing whereby Tenant’s interest in the Premises, or any part thereof, may be encumbered by any mechanics’ lien. Tenant shall discharge, or bond off, within twenty (20) days after the date of filing, any mechanics’ liens filed against Tenant’s interest in the Premises, or any part thereof, purporting to be for labor or material furnished or to be furnished to Tenant. Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanics’ or other lien for labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Premises, or the Property.

16.     Tenant’s Failure to Repair    .  In the event that Tenant fails after reasonable prior notice from Landlord, which will be no less than 30 days’ written notice unless such condition and/or repair, in Landlord’s reasonable discretion, should be performed in a shorter period of time, to keep the Premises or commence to keep the Premises in a good state of condition and repair pursuant to Section 11 above, or to do any act or make any payment required under this Lease or otherwise fails to comply herewith, Landlord may, at its option (but without being obliged to do so) immediately, or at any time thereafter and without additional notice, perform the same for the account of Tenant, including the right to enter upon the Premises at all reasonable hours to make such repairs, or do any act or make any payment or compliance which Tenant has failed to do, and upon ten (10) days’ written demand, Tenant shall reimburse Landlord for any such expense incurred by Landlord including but not limited to any costs, damages and counsel fees. Any moneys expended by Landlord, as aforesaid, shall be deemed additional rent, collectible as such by Landlord. All rights given to Landlord in this Section shall be in addition to any other right or remedy of Landlord herein contained.

17.     Property -- Loss, Damage    . Landlord, its agents and employees shall not be liable to Tenant for (i) any damage or loss of property of Tenant placed in the custody of persons employed to provide services for or stored in or about the Premises and/or the Building, unless such damage or loss is the result of the negligence of Landlord, (ii) any injury or damage to persons, property or the business of Tenant resulting from a latent defect in or material change in the condition of the Building to the extent such change was not caused by the negligence or willful misconduct of Landlord and (ii) interference with the light, air, or other incorporeal hereditaments of the Premises.

18.     Destruction -- Fire or Other Casualty    . In case of partial damage to the Premises by fire or other casualty insured against by Landlord, Tenant shall give immediate notice thereof to Landlord, who shall thereupon cause damage to all property owned by it to be repaired with reasonable speed at expense of Landlord, to the extent of insurance proceeds actually received by Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the part of Landlord and/or Tenant, and for reasonable delay on account of “labor troubles” or any other cause beyond Landlord’s control, and to the extent that the Premises are rendered untenantable the rent shall proportionately abate from the date of such casualty, provided the damage above mentioned occurred without the fault or neglect of Tenant, Tenant’s servants, employees, agents or invitees.  If such partial damage is due to the fault or neglect of Tenant, Tenant’s servants, employees, agents or invitees, the damage shall be repaired by Landlord to the extent of Landlord’s insurance coverage, but there shall be no apportionment or abatement of rent.  In the event the damage shall be so extensive to the whole Building as to render it uneconomical, in Landlord’s opinion, to restore for its present uses and Landlord shall decide not to repair or rebuild the Building, this Lease, at the option of Landlord, shall be terminated upon notice to Tenant and the rent shall, in such event, be paid to or adjusted as of the date of such damage, and the terms of this Lease shall expire by lapse of time and conditional limitation upon the third day after such notice is mailed, and Tenant shall thereupon vacate the Premises and surrender the same to Landlord, but no such termination shall release Tenant from any liability to Landlord arising from such damage or from any breach of the obligations imposed on Tenant hereunder, or from any obligations accrued hereunder prior to such termination.

In addition, in the event that (a) Landlord estimates that its repairs will take more than two hundred seventy (270) days for any areas of the Premises, or (b) Tenant is actually deprived of the use of all or any substantial portion of the Premises for a period in excess of two hundred seventy (270) days for any areas of the Premises, Tenant shall have the right, by written notice to Landlord to terminate the Lease as of the date of the casualty, provided that Tenant gives its within thirty (30) days after receipt of Landlord’s notice of the estimated time to complete the restoration or repair in the case of subparagraph (a) above, or within thirty (30) days after failing to meet the deadline set forth in subparagraph (b) above.

19.      Eminent Domain    .  If (1) the whole or more than fifty percent (50%) of the floor area of the Premises shall be taken or condemned by eminent domain for any public or quasi-public use or purpose, and either party shall elect, by giving notice to the other, or (2) more than twenty-five percent (25%) of the floor area of the Building shall be so taken, and Landlord shall elect, in its sole discretion, by giving notice to Tenant, any notice to be given not more than sixty (60) days after the date on which title shall vest in such condemnation proceeding, to terminate this Lease, then, in either such event, the Term of this Lease shall cease and terminate as of the date of title vesting.  In case of any taking or condemnation, whether or not the Term of this Lease shall cease and terminate, the entire award shall be the property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in and to any such award, except that Tenant shall be entitled to claim, prove and receive in the proceedings such awards as may be allowed for Tenant’s trade fixtures, , moving expenses, loss of profit and fixtures and other alterations and equipment installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by condemnation, court or other authority in addition to, and be stated separately from, the award made by it for the Property or part thereof so taken.

20.      Assignment    . So long as no Event of Default on the part of Tenant is pending, and so long as no other failure by Tenant to perform or observe any covenant or agreement under this Lease exists which could, with the giving of notice and/or the passage of time, become an Event of Default, then after the giving of all required notices and the expiration of all cure periods, Landlord shall not unreasonably withhold its consent to an assignment of this Lease or sublease of the Premises for any of the then remaining portion of the unexpired Term provided: (i) the net assets of the assignee shall not be less than Twenty Million and no/Dollars ($20,000,000.00) provided that the net assets of Tenant at the time of the proposed assignment are equal to or greater than the net assets of Tenant at the time of the signing of this Lease; (ii) the net assets of the assignee are not less than eighty percent (80%) of the net assets of Tenant at the time of the signing of this Lease if Tenant’s net assets have decreased since the original date of this Lease, (iii) the sublessee has sufficient net worth to satisfy its obligations under the sublease; (iv) in the event of an assignment, such assignee shall assume in writing all of Tenant’s obligations under this Lease; (v) in the event of a sublease, such sublease shall in all respects be subject to and in conformance with the terms of this Lease; and (vi) in all events Tenant continues to remain liable on this Lease for the performance of all terms, including but not limited to, payment of all rent due hereunder. Landlord and Tenant acknowledge and agree that it shall not be unreasonable for Landlord to withhold its consent to an assignment if in Landlord’s reasonable business judgment, the assignee lacks sufficient business experience or net worth to successfully operate its business within the Premises in accordance with the terms, covenants and conditions of this Lease. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after an Event of Default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further observance and performance by Tenant of the covenants herein contained. In addition, in the event of a proposed assignment, Landlord shall have the right, but not the obligation, to terminate this Lease by giving Tenant thirty (30) days’ advance notice (“Landlord’s Termination Notice”); provided, however, that Tenant shall have the right to abrogate Landlord’s Termination Notice by notifying Landlord within ten (10) days after receipt of Landlord’s Termination Notice of the withdrawal of the request for consent to the assignment. For purposes of the foregoing, a transfer by operation of law or transfer of a controlling interest in Tenant as same exists as of the date hereof, shall be deemed to be an assignment of this Lease; however, the foregoing shall not apply to changes in ownership on a public exchange. No assignment or sublease, regardless of whether Landlord’s consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations nor shall the same be deemed to release any person guaranteeing the obligations of Tenant hereunder from their obligations as guarantor. Landlord’s acceptance of any name submitted by Tenant, an agent of Tenant, or anyone acting by, through or under Tenant for the purpose of being listed on the Building directory will not be deemed, nor will it substitute for, Landlord’s consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Premises by anyone other than Tenant or Tenant’s employees. Fifty percent (50%) of any profit or additional consideration or rent in excess of the Annual Base Rent or additional rent payable by Tenant hereunder which is payable to Tenant as a result of any assignment or subletting, net of Tenant’s reasonable and actual out of pocket third party transaction costs (including without limitation brokerage fees and tenant improvement costs), shall be paid to Landlord as additional rent when received by Tenant. All the foregoing notwithstanding, Tenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of the Premises or any portion thereof, which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person or entity from the property leased, used, occupied or utilized. Any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of any part of the Premises. Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant with the provisions of this Section 20. In no event shall the proposed assignee or sublessee be occupying other space in the Building as a direct tenant (and not as a sublessee or assignee of Tenant), nor shall it be a prospective tenant then negotiating with Landlord.

Notwithstanding the foregoing, provided that Tenant maintains the same or better net worth, Tenant shall have the right, without Landlord’s consent, to (i) assign the Lease or sublease the Premises or any portion thereof (however, Tenant shall endeavor to provide ten (10) days’ prior written notice thereof along with a true and complete copy of the sublease or assignment document) to any subsidiary or affiliate of Tenant or (ii) assign the Lease or sublease the Premises in the event of a merger or a sale of all or substantially all of the Tenant’s assets, and in any event shall notify Landlord in writing within thirty (30) days of the effective date of such assignment or sublease. For the purposes hereof, “affiliate” shall mean an entity or individual that controls, is controlled by or is under the common control with Tenant. Tenant shall remain liable under the terms hereof if Tenant exercises its rights under this paragraph to the extent it survives such corporate event.

21.      Events of Default .  Any one or more of the following events shall constitute an “Event of Default” hereunder, at Landlord’s election:

(a) the sale of Tenant’s interest in the Premises under attachment, execution or similar legal process or, the adjudication of Tenant as a bankrupt or insolvent, unless such adjudication is vacated within sixty (60) days;

(b) the filing of a voluntary petition proposing the adjudication of Tenant (or any guarantor of Tenant’s obligations hereunder) as a bankrupt or insolvent, or the reorganization of Tenant (or any such guarantor), or an arrangement by Tenant (or any such guarantor) with its creditors, whether pursuant to the Federal Bankruptcy Code or any similar federal or state proceeding, unless such petition is filed by a party other than Tenant (or any such guarantor) and is withdrawn or dismissed within sixty (60) days after the date of its filing;

(c) the admission, in writing, by Tenant (or any such guarantor) of its inability to pay its debts when due;

(d) the appointment of a receiver or trustee for the business or property of Tenant (or any such guarantor), unless such appointment is vacated within sixty (60) days of its entry;

(e) the making by Tenant (or any such guarantor) of an assignment for the benefit of its creditors, or if, in any other manner, Tenant’s interest in this Lease shall pass to another by operation of law;

(f) the failure of Tenant to pay any Annual Base Rent, additional rent or any other rent or sums of money owing hereunder when due, where such failure continues for a period of ten (10) days after receipt of notice that the same is past due hereunder;

(g) if Tenant fails to pay any Annual Base Rent, additional rent or any other rent or sums of money owing hereunder when due after Landlord shall have given Tenant notice with respect to such non-payment twice in any twelve (12) month period as provided in subsection (f) above; and

(h) the default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently prosecute the curing of same to completion.

22.    Remedies; Bankruptcy of Tenant. Upon the occurrence and continuance of an Event of Default, Landlord, with such notice to Tenant as provided for by law or as expressly provided for herein, may do any one or more of the following:

(a) perform, on behalf of and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together, with interest thereon at the Default Rate from the date of such expenditure, shall be deemed additional rent and shall be payable by Tenant to Landlord upon demand;

(b) elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, in which event Tenant shall be liable, in addition to any other amounts due up until the time of such termination, for Annual Base Rent, additional rent and all other rent or sums of money owing hereunder that otherwise would have been payable by Tenant during the remainder of the Term had there been no Event of Default, and on notice reenter the Premises, by summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost and for the account of Tenant, without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby; and also the right, but not the obligation, to re-let the Premises for any unexpired balance of the Term, and collect the rent therefor.  In addition, Landlord shall also recover from Tenant any rent exemption, deferred rent or excused rent which Landlord may have granted to Tenant as an inducement to Tenant’s execution hereof, it being understood that Landlord’s granting of such rent holiday is in consideration of Tenant’s compliance with the terms and provisions hereof. In the event of such reletting by Landlord, the reletting shall be on such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, may determine, and the proceeds that may be collected from the same, after deducting all of Landlord’s reasonable expenses in connection with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting, shall be applied upon Tenant’s rental obligation as set forth in this Lease for the unexpired portion of the Term.  Tenant shall be liable for any balance that may be due under this Lease, although Tenant shall have no further right of possession of the Premises;

(c) at Landlord’s discretion without further demand or notice or resort to judicial proceedings, to terminate Tenant’s right to possession of the Premises, to reenter and take possession of the Premises or any part thereof without terminating the Lease, and repossess the same as Landlord’s former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purpose as may be necessary, without being liable for prosecution thereof, without being deemed guilty any manner of trespass, and without prejudice to any remedies for arrears of Annual Base Rent, additional rent or any other rent or sums of money owing hereunder. No such reentry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease, unless a written notice of termination, specifically stating Landlord’s intention to terminate, shall be given to Tenant. Should Landlord elect to reenter as provided above, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, then such repossession shall not relieve Tenant of its obligations and liability under this Lease, all of which shall survive such repossession.

Following such repossession, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord or Tenant’s name, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rents therefore. In the event that Landlord elects to take possession as provided in this subparagraph (d), Tenant shall pay to Landlord (i) the Annual Base Rent, additional rent and other rent or sums of money owing hereunder which would have been payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord’s reasonable expenses in connection with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. Tenant shall pay such amounts to Landlord monthly on the day on which Annual Base Rent and additional rent would have been payable hereunder if possession had not been retaken. In addition, Landlord shall also recover from Tenant any rent exemption, deferred rent or excused rent which Landlord may have granted to Tenant as an inducement to Tenant’s execution hereof, it being understood that Landlord’s granting of such rent holiday is in consideration of Tenant’s compliance with the terms and provisions hereof. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate the Lease under the provisions of subparagraph (b) above by giving Tenant such written notice, in which event the Lease will terminate as specified in such notice; and

(d) sue Tenant for any Annual Base Rent, additional rent or any other rent or sums of money owing hereunder, or exercise any other legal or equitable right or remedy which it may have at law or in equity.

Notwithstanding the provisions of clause (a) above and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (a) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by the failure to take rapid action, or if the unperformed obligation of Tenant constitutes an emergency.

TO THE EXTENT PERMITTED BY LAW, TENANT HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS OF REDEMPTION, GRANTED BY OR UNDER ANY PRESENT OR FUTURE LAWS IN THE EVENT OF TENANT’S BEING EVICTED OR DISPOSSESSED FOR ANY CAUSE, OR IN THE EVENT OF LANDLORD’S OBTAINING POSSESSION OF THE PREMISES, BY REASON OF THE VIOLATION BY TENANT OF ANY OF THE COVENANTS AND CONDITIONS OF THIS LEASE, OR OTHERWISE. LANDLORD AND TENANT HEREBY EXPRESSLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER PARTY ON ANY AND EVERY MATTER, DIRECTLY OR INDIRECTLY ARISING OUT OF OR WITH RESPECT TO THIS LEASE, INCLUDING, WITHOUT LIMITATION, THE RELATIONSHIP OF LANDLORD AND TENANT, THE USE AND OCCUPANCY BY TENANT OF THE PREMISES, ANY STATUTORY REMEDY AND/OR CLAIM OF INJURY OR DAMAGE REGARDING THIS LEASE.

Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys’ fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be additional rent and shall be repaid to Landlord by Tenant upon demand.

Notwithstanding any of the other provisions of this Lease, in the event Tenant shall voluntarily or involuntarily come under the jurisdiction of the Federal Bankruptcy Code and thereafter Tenant or its trustee in bankruptcy, under the authority of and pursuant to applicable provisions thereof, shall have the power and so using same determine to assign this Lease, Tenant agrees that (i) Tenant or its trustee shall provide to Landlord sufficient information enabling it to independently determine whether Landlord will incur actual and substantial detriment by reason of such assignment and (ii) “adequate assurance of future performance” under this Lease, as that term is generally defined under the Federal Bankruptcy Code, shall be provided to Landlord by Tenant and its assignee as a condition of the assignment.

Notwithstanding anything to the contrary set forth above, Landlord hereby agrees to use its commercially reasonably efforts to relet the Premises, or a portion thereof, to one or more substitute tenants, whether for a greater or lesser term than that specified herein for Tenant, and at commercially reasonable rates then applicable in the Colorado Springs North I-25 corridor. Notwithstanding the foregoing, Tenant agrees that any such duty to mitigate shall be satisfied, and Landlord shall be deemed to have used commercially reasonable efforts to fill the Premises by doing the following: (a) advising Landlord’s leasing agent, if any, of the availability of the Premises; (b) advising at least one outside commercial brokerage entity of the availability of the Premises; and (c) offering to such leasing agents and outside commercial brokerage entities the usual and customary commissions that landlords offer for similar properties in Colorado Springs North I-25 corridor; provided, however, that Landlord shall not be obligated to solicit or entertain negotiations with any other prospective tenant for the Premises while other premises in the Colorado Springs North I-25 corridor or other properties within a five (5) mile vicinity of the Property (under the ownership or control of Landlord and/or its affiliates) suitable for that prospective tenant’s use are (or soon will be) available. In addition, Tenant agrees that Landlord shall be deemed to be acting reasonably (and Tenant waives any right to claim otherwise) if Landlord enters into a substitute lease(s) which specifies Base Rent which is seventy-five percent (75%) or more than the then current prevailing market rent. If Landlord receives any payments from the reletting of the Premises and is required to mitigate damages (despite the intent of the parties hereunder), any such payment shall first be applied to any costs or expenses incurred by Landlord as a result of the Event of Default.

Notwithstanding anything to the contrary contained herein, Tenant shall be considered in “Habitual Default” of this Lease upon (a) Tenant’s failure, on three (3) or more occasions during any twelve month period to pay when due any installment of Annual Base Rent, additional rent or any other sum required by the terms of this Lease, or upon (b) Tenant’s failure, on three (3) or more occasions during any twelve month period to comply with any term, covenant or condition of this Lease after notice by Landlord to Tenant. Upon the occurrence of an event of Habitual Default on the part of Tenant, then without limiting any other rights or remedies to which Landlord may be entitled as a result of such Habitual Default or any other Event of Default by Tenant hereunder: (i) Tenant shall immediately be deemed to have relinquished any and all options or rights granted, or to be granted, to Tenant under the terms of this Lease or any amendment hereto (including, without limitation, any rights granted under Sections 3.3 and 53 of this Lease, rights to terminate, rights of first offer or rights of first refusal); and (ii) in the event of a monetary event of Habitual Default, Tenant shall thereafter pay all Annual Base Rent and additional rent and other sums whatsoever due under this Lease in cash, by money order or by certified check or cashier’s check. Notwithstanding the foregoing, in the event there is a bona fide dispute between Landlord and Tenant with respect to whether there has been a nonmonetary default, such default shall not be used as one of the three defaults for purposes of determining that Tenant is in Habitual Default unless and until such dispute is resolved with a finding that Tenant had in fact committed a nonmonetary default.

23.      Services and Utilities    .  Landlord shall provide the following listed services and utilities, namely:

(a)    heating, ventilation, and air conditioning (“HVAC”) for the Premises, in season, during “Normal Business Hours” (as defined below) to maintain reasonable temperatures for comfortable use and occupancy;

(b)    electric energy in accordance with Section 24 following;

(c)    automatic passenger elevators providing adequate service leading to the floor on which the Premises are located;

(d)    evening, unescorted janitorial services to the Premises including removal of trash;

(e)    hot and cold water sufficient for drinking, lavatory toilet and ordinary cleaning purposes from fixtures either within the Premises (if provided pursuant to this Lease) or on the floor on which the Premises are located;

(f)    replacement of lighting tubes, lamp ballasts and bulbs;

(g)    extermination and pest control when and if necessary; and

(h)    maintenance of Common Areas in a manner comparable to other first class suburban office buildings in the Colorado Springs Powers/Interstate 25 Corridor area.

Landlord warrants to Tenant that electricity, water, sanitary and drainage sewers, telephone and natural gas will be available to the Premises throughout the term of this Lease. Notwithstanding anything in this Lease to the contrary, if any such utility service becomes unavailable or interrupted for more than ten (10) consecutive business days after notice thereof to Landlord and such unavailability or interruption is not the result of any reason listed in Section 27 herein or the fault of Tenant or its agents, servants, employees or invitees or (b), and as a result thereof, Tenant shall be not able to use all or such portion of the Premises and does not in fact use all or such portion of the Premises for such 10-business day period, then Tenant shall be entitled to an abatement of rent commencing with the eleventh (11th) business day that the same are unavailable; provided, however, that Tenant shall not be entitled to any abatement of rent under the foregoing due to unavailability (i) caused directly or indirectly by any act or omission of Tenant or any of Tenant’s servants, employees, agents, contractors, visitors or licensees, (ii) where Tenant makes a decoration, alteration, improvement or addition which requires interruption of services, or (iii) where the service in question is one which Tenant is obligated to furnish or pay for under the provisions of this Lease.

Notwithstanding the foregoing, if at any time during the Term, Landlord shall, after reasonable investigation determine that trash and similar waste generated by Tenant and/or emanating from the Premises is in excess of that of other standard office tenants within the Building leasing a premises of the same or similar size to that of the Premises, Landlord shall bill Tenant and Tenant shall pay to Landlord as additional rent hereunder within thirty (30) days of the date of Landlord’s invoice for the same, those costs and expenses of trash removal which are reasonably attributable to such excess trash and similar waste generated by Tenant and/or emanating from the Premises. “Normal Business Hours” as used herein is defined from 6:00 a.m. to 6:00 p.m. on business days and from 8:00 a.m. to 1:00 p.m. on Saturdays. Landlord shall have no responsibility to provide any services under (a) above except during Normal Business Hours unless arrangements for after-hours services have been made pursuant to terms and conditions acceptable to Landlord.  Landlord reserves the right to stop service of the HVAC, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements, or improvements, which in the judgment of Landlord are desirable or necessary to be made, until the repairs, alterations, replacements, or improvements shall have been completed.  Landlord shall have no responsibility or liability for failure to supply HVAC, elevator, plumbing, cleaning, and electric service, during the period when prevented from so doing by laws, orders, or regulations of any Federal, State, County or Municipal authority or by strikes, accidents or by any other cause whatsoever beyond Landlord’s control.  Landlord’s obligations to supply HVAC are subject to applicable laws and regulations as to energy conservation and other such restrictions.  In the event that Tenant should require supplemental HVAC for the Premises, any maintenance repair and/or replacement required for such supplemental service shall be performed by Tenant at its sole cost and expense. Upon surrender of the Premises by Tenant, Tenant shall provide Landlord copies of all historical maintenance and repair reports for such supplemental service which are in Tenant’s possession.

24.     Electric Current    . Landlord has supplied or will supply the Premises with the necessary lines to provide electric service to the Premises for normal office and data center operations, as well as separate meters so that Tenant’s consumption of electric power can be separately measured and charged to Tenant. Tenant shall pay all charges (including meter installation and adjustment) for electric and similar utilities or services so supplied directly to the utility company supplying same when due and before penalties or late charges on same shall accrue. Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which electric and similar utilities are supplied to, distributed in or serve the Premises. If Tenant desires to install any equipment which shall require additional electric or similar facilities of a greater capacity than as provided by Landlord, such installation shall be subject to Landlord’s prior written approval of Tenant’s plans and specifications therefor, which approval shall not be unreasonably withheld. If such installation is approved by Landlord, all costs for providing such additional electrical and similar facilities shall be paid by Tenant.

25.     Telephone and Telecommunications    . Landlord has arranged for the installation of telephone service within the Building to the ground floor telephone utility closet and conduit to the ground floor telephone and electrical riser closets. Tenant shall be responsible for contacting the utility company supplying the telephone service and arranging to have such telephone facilities as it may desire to be extended and put into operation in the Premises, including without limitation, obtaining a low voltage permit for phone and data wiring. Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. All costs related to installation and the provision of such service shall be borne and paid for directly by Tenant. Upon request by Landlord, Tenant, at Tenant’s expense, shall remove the telephone facilities at the expiration or sooner termination of the Term. Tenant shall obtain the requisite permit and complete the ceiling work in cooperation with Landlord in order not to interfere with or delay the completion of the Tenant Improvements by Landlord pursuant to Section 35, including, without limitation, the closing of the ceiling and the carpet installation, if applicable. Landlord will allow Tenant access for wiring, including electric, data and telecom, within the Building's public areas and designated chases, but will not guarantee access of the wiring through another tenant's space. Tenant, at Tenant’s expense, shall be responsible for the relocation and its associated costs, if requested, of any data, telecom or electrical wiring that runs through another tenant's space, including the plenum area or otherwise.

In the event Tenant wishes to utilize the services of a telephone or telecommunications provider whose equipment is not servicing the Building at such time Tenant wishes to install its telecommunications equipment serving the Premises (“Provider”), no such Provider shall be permitted to install its lines or other equipment without first securing the prior written consent of Landlord, which consent shall not be unreasonably withheld. Prior to the commencement of any work in or about the Building by the Provider, the Provider shall agree to abide by such rules and regulations, job site rules, and such other requirements as reasonably determined by Landlord to be necessary to protect the interest of the Building and Property, the other tenants and occupants of the Building and Landlord, including, without limitation, providing security in such form and amount as reasonable determined by Landlord. Each Provider must be duly licensed, insured and reputable. Landlord shall incur no expense whatsoever with respect to any aspect of Provider’s provision of its services, including without limitation, the costs of installation, materials and service.

In addition, Landlord reserves exclusively to itself and its successors and assigns the right to install, operate, maintain, repair, replace and remove fiber optic cable and conduit and associated equipment and appurtenances within the Building and the Premises so as to provide telecommunications service to and for the benefit of tenants and other occupants of the Building.

26.      Acceptance of Premises    .  Tenant shall have reasonable opportunity, provided it does not thereby interfere with Landlord’s work, to examine the Premises to determine the condition thereof.  Upon taking possession of the Premises, Tenant shall be deemed to have accepted same as being satisfactory and in the condition called for hereunder, except for latent defects and punch list items previously noted to Landlord. Landlord, at its sole cost and expense will promptly remedy any latent defects within a reasonable time after discovery.

27.      Inability to Perform    .  Landlord and Tenant will be allowed a reasonable time for delay, except with respect to any obligations for the payment of money, due to strikes or labor troubles or any outside cause whatsoever including, but not limited to, governmental preemption in connection with a National Emergency, or by reason of any rule, order or regulation of any department or subdivision of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.  Similarly, Landlord shall not be liable for any interference with any services supplied to Tenant by others if such interference is caused by any of the reasons listed in this Section.  Nothing contained in this Section shall be deemed to impose any obligation on Landlord not expressly imposed by other sections of this Lease.

28.      No Waivers    .  The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect.  The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

29.      Access to Premises and Change in Services    .  Landlord shall have the right, without abatement of rent, to enter the Premises at any hour to examine the same, or to make such repairs and alterations as Landlord shall deem necessary for the safety and preservation of the Building, and also to exhibit the Premises to be let; provided, however, that except in the case of emergency such entry shall only be after notice first given to Tenant.  If, during the last month of the Term, Tenant shall have removed all or substantially all of Tenant’s property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease.  Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair, of the Building or any part thereof, other than as herein elsewhere expressly provided.  Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to reasonably change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, stairs, toilets, elevators, or other public parts of the Building, and to change the name by which the Building is commonly known and/or its mailing address.

30.
Estoppel Certificates    .  Tenant agrees, at any time and from time to time, upon not less than ten (10) days’ prior request by Landlord to execute, acknowledge and deliver to Landlord an estoppel certificate substantially in the form attached hereto as Exhibit “D” or such other reasonable form requested by Landlord which certifies that this Lease is unmodified and in full force (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates through which the rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by third parties not a party to this Lease. Tenant expressly agrees that the thirty (30) day cure period concerning Tenant’s failure to perform or observe any covenant or agreement of this Lease (other than a default involving the payment of money) as set forth in Section 21, subsection (i) above shall not apply to Tenant’s obligation to timely provide the foregoing estoppel certificate to Landlord, and that Tenant shall be deemed to have committed an Event of Default if such estoppel certificate is not provided to Landlord within an additional five (5) days’ written notice of non-delivery.

31.      Subordination    .  Tenant accepts this Lease, and the tenancy created hereunder, subject and subordinate to any mortgages, overleases, leasehold mortgages or other security interests now or hereafter a lien upon or affecting the Building or the Property or any part thereof.  Tenant shall, at any time hereafter, within ten (10) days after request from Landlord, execute a Subordination, Non-Disturbance Agreement in a form reasonably requested by any instruments or leases or other documents that may be required by any mortgage or mortgagee or overlandlord (herein a “Mortgagee”) for the purpose of subjecting or subordinating this Lease and the tenancy created hereunder to the lien of any such mortgage or mortgages or underlying lease. Tenant expressly agrees that the thirty (30) day cure period concerning Tenant’s failure to perform or observe any covenant or agreement of this Lease (other than a default involving the payment of money) as set forth in Section 21, subsection (i) above shall not apply to Tenant’s obligation to timely provide the foregoing Subordination, Non-Disturbance Agreement to Landlord, and that Tenant shall be deemed to have committed an Event of Default if such Subordination, Non-Disturbance Agreement is not provided to Landlord within an additional five (5) day period after written notice of non-delivery. Landlord shall use commercially reasonable efforts to obtain an SNDA from any future Mortgagee on a form reasonably acceptable to both Mortgagee and Tenant.

32.      Attornment    .  Tenant agrees that upon any termination of Landlord’s interest in the Premises, Tenant shall, upon request, attorn to the person or organization then holding title to the reversion of the Premises (the “Successor”) and to all subsequent Successors, and shall pay to the Successor all of the rents and other monies required to be paid by Tenant hereunder and perform all of the other terms, covenants, conditions and obligations in this Lease contained; provided, however, that if in connection with such attornment Tenant shall so request from such Successor in writing, such Successor shall execute and deliver to Tenant an instrument wherein such Successor agrees that as long as Tenant performs all of the terms, covenants and conditions of this Lease, on Tenant’s part to be performed, Tenant’s possession under the provisions of this Lease shall not be disturbed by such Successor. In the event that the Mortgagee succeeds to the interest of Landlord hereunder and is advised by its counsel that all or any portion of the Annual Base Rent or additional rent payable by Tenant hereunder is or may be deemed to be unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, Mortgagee, as Landlord, shall have the right at any time, from time to time, to notify Tenant in writing of the required changes to the Lease. Tenant shall execute all documents necessary to effect any such amendment within ten (10) days after written request from Mortgagee, as landlord, provided that in no event shall such amendment increase Tenant’s payment obligations or other liability under this Lease or reduce Landlord’s obligations hereunder.

33.      Notices    .  All notices and other communications to be made hereunder shall be in writing and shall be delivered to the addresses set forth below by any of the following means: (a) personal service or receipted courier service; (b) telecopying (if confirmed in writing sent by the methods specified in clauses (a), (c) or (d) of this Section), (c) registered or certified first class mail, return receipt requested, or (d) nationally-recognized overnight delivery service. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, if sent pursuant to subsection (c) shall be deemed received five (5) days following deposit in the mail and/or if sent pursuant to subsection (d) shall be deemed received the next succeeding business day following deposit with such nationally recognized overnight delivery service.

If to Landlord:	9965 FEDERAL DRIVE, LLC
c/o Corporate Office Properties, L.P.
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Attn: General Counsel
Telecopier: 443-285-7650

If to Tenant:	To Tenant’s Notice Address.

Any party may designate a change of address by notice to the above parties, given at least ten (10) days before such change of address is to become effective.

34.      Intentionally Deleted    .

35.      Tenant’s Space    .  Following the completion of the planning and design of the Landlord’s “Tenant Improvements,” which will specify the materials and manner in which Landlord shall finish the Premises, a description of the work necessary to complete the Premises will be attached as Exhibit “C” attached hereto. Landlord will commence the Tenant Improvements with reasonable promptness after the attachment of Exhibit “C”. Landlord shall earn a construction management fee equal to four percent (4%) of the total costs to complete the Tenant Improvements, which shall be paid from the Allowance.

Tenant agrees to furnish Landlord, within sixty (60) days from the date hereof, such specifications reasonably acceptable to Landlord as may be required to enable Landlord to prepare plans and specifications and the construction drawings for the work to be performed, including, without limitation, specifications for Tenant’s electrical, special equipment needs and finishes and any other information required for Landlord to complete the construction drawings required to accompany the permit application.  Landlord shall deliver such plans and specifications to Tenant for review and approval within fourteen (14) days after receipt from Tenant of all of the information described in the immediately preceding sentence. Such plans and specifications shall be deemed accepted by Tenant unless Tenant shall have given notice to the contrary to Landlord within ten (10) days of Tenant’s receipt thereof, stating the respects in which same fail to conform with Tenant’s requirement.  When Landlord and Tenant have agreed upon the plans and specifications or the ten

(10) day comment period has expired (the plans and specifications are then to be referred to as the “Approved Plans and Specifications”), Landlord shall apply for any required permits, diligently prosecute the issuance of the permits and then finish or cause the Premises to be finished in accordance therewith.

Landlord shall involve Tenant in the bidding process which is scheduled to commence after agreement on the Approved Plans and Specifications. Landlord shall obtain at least (3) bids for the general contract and per individual subcontracted trade, if possible. Tenant shall have the right to approve the proposed bidders and recommended qualified contractors and subcontractors to be included in the bid list. After the bids are received from the qualified contractors and subcontractors, Tenant shall have the right to review the bids with Landlord and agree on the bid to be selected; provided, however, if Tenant elects to engage a contractor or subcontractor with a lower bid than the contractor or subcontractor desired to be engaged by Landlord and Landlord is able to reasonably verify the validity of the lower bid, Landlord shall have the right to select the contractor or subcontractor of its choice, provided that the price of the lower bid is recognized by the contractor or subcontractor which actually constructs the Tenant Improvements or serves as the general contractor. Within ninety (90) days after the date of this Lease, Landlord shall provide to Tenant samples of its customary bidding format and summaries, and Landlord and Tenant shall promptly agree upon any reasonable changes or additions requested by Tenant. Tenant and Landlord acknowledge that in order for the Commencement Date to occur as expeditiously as possible, (i) Landlord shall provide Tenant bid information and summaries for review in accordance with the agreed-upon format, and (ii) Tenant must respond within seven (7) working days after written request from Landlord in connection with any aspect of the bidding process; accordingly, if Tenant fails to respond within such seven (7) working day period, Tenant shall be deemed to have consented to the request or waived its rights to consent to the particular request.

Tenant shall reimburse Landlord for all costs incurred by Landlord to construct the Tenant Improvements in excess of the Allowance within thirty (30) days after receipt of a written invoice for such costs, together with reasonable supporting evidence.   The cost of any work which is not described as Tenant Improvements shall include all costs of labor and materials incurred by Landlord in the performance of such work, plus ten percent (10%) for overhead and ten percent (10%) for profit.  At Tenant’s request, Landlord shall fully cooperate with Tenant to establish the costs or estimates in advance of performing the work which is not included as the Tenant Improvements. Notwithstanding the foregoing, if Tenant interferes with Landlord’s ability to substantially complete the Premises by the Target Date in any way (i.e., delays in selection of finishes, issuing stop orders, requesting change orders, requesting the performance of work not included as Tenant Improvements), the Commencement Date will be deemed to be the Target Date, regardless of the status of completion of the Tenant Improvements.

36.      Quiet Enjoyment    .  Tenant, upon the payment of rent and the performance of all the terms of this Lease, shall at all times during the Term peaceably and quietly enjoy the Premises without any disturbance from Landlord or any other person claiming through Landlord.

37.      Vacation of Premises    .  Tenant shall vacate the Premises at the end of the Term.  If Tenant fails to vacate at such time there shall be payable to Landlord an amount equal to one hundred fifty percent (150%) of the monthly Annual Base Rent stated in Section 1.1.11 paid immediately prior to the holding over period for each month or part of a month that Tenant holds over, plus all other payments provided for herein, and the payment and acceptance of such payments shall not constitute an extension or renewal of this Lease.  In event of any such holdover, Landlord shall also be entitled to all remedies provided by law for the speedy eviction of tenants, and to the payment of all attorneys’ fees and expenses incurred in connection therewith. Notwithstanding the foregoing, for the first thirty (30) days during which Tenant holds over pursuant to this Section 37, Tenant shall pay an amount equal to one hundred ten percent (110%) of the monthly Annual Base Rent stated in Section 1.1.11 paid immediately prior to the holding over period.

38.      Members’ Liability    .  It is understood that the Owner of the Building is a Colorado limited liability company. All obligations of the Owner hereunder are limited to the net assets of the Owner from time to time.  No member of Owner, or of any successor entity, whether now or hereafter a member, shall have any personal responsibility or liability for the obligations of Owner hereunder.

39.      Separability    .  If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

40.     Indemnification    .

40.1    Tenant’s Indemnification. Tenant shall indemnify and hold harmless Landlord and all of its and their respective members, partners, directors, officers, agents and employees from any and all liability, loss, cost or expense arising from all third-party claims resulting from or in connection with:

40.1.1    any act, omission or negligence of Tenant or any of its subtenants, assignees or licensees or its or their partners, directors, officers, agents, employees, invitees or contractors;

        40.1.2    any accident, injury or damage whatever occurring in, at or upon the Premises other than those items covered under Landlord’s indemnity as described in Section 40.2; and

together with all costs and expenses reasonably incurred or paid in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorney's fees and expenses.

In case any action or proceeding is brought against Landlord and/or any of its and their respective partners, directors, officers, agents or employees and such claim is a claim from which Tenant is obligated to indemnify Landlord pursuant to this Section, Tenant, upon written notice from Landlord shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord). The obligations of Tenant under this Section shall survive termination of this Lease.

40.2    Landlord’s Indemnification. Landlord shall indemnify and hold harmless Tenant and all of its and their respective members, partners, directors, officers, agents and employees from any and all liability, loss, cost or expense arising from all third-party claims resulting from or in connection with     any act, omission or negligence of Landlord or any of its tenants or licensees or its or their partners, directors, officers, agents, employees, invitees or contractors; and

together with all costs and expenses reasonably incurred or paid in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorney's fees and expenses.

In case any action or proceeding is brought against Tenant and/or any of its and their respective partners, directors, officers, agents or employees and such claim is a claim from which Landlord is obligated to indemnify Tenant pursuant to this Section, Landlord, upon written notice from Tenant shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Tenant). The obligations of Landlord under this Section shall survive termination of this Lease.

41.    Captions    .  All headings anywhere contained in this Lease are intended for convenience or reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

42.      Brokers    .  Tenant represents that Tenant has dealt directly with, only with, the Broker as broker in connection with this Lease, and Tenant warrants that no other broker negotiated this Lease or is entitled to any commissions in connection with this Lease. Landlord shall pay the Broker pursuant to the terms of a separate written agreement by and between Landlord and Broker.

43.      Recordation    .  Tenant covenants that it shall not, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion, record this Lease or any memorandum of this Lease or offer this Lease or any memorandum of this Lease for recordation.  If at any time Landlord or any mortgagee of Landlord’s interest in the Premises shall require the recordation of this Lease or any memorandum of this Lease, such recordation shall be at Landlord’s expense.  If at any time Tenant shall request the recordation of this Lease or any memorandum of this Lease, and to the extent Landlord consents to such recordation as described above, then such recordation shall be at Tenant’s expense.  If the recordation of this Lease or any memorandum of this Lease shall be required by any valid governmental order, or if any government authority having jurisdiction in the matter shall assess and be entitled to collect transfer taxes or documentary stamp taxes, or both transfer taxes and documentary stamp taxes on this Lease or any memorandum of this Lease, Tenant shall execute such acknowledgments as may be necessary to effect such recordations and pay, upon request of Landlord, one half of all recording fees, transfer taxes and documentary stamp taxes payable on, or in connection with this Lease or any memorandum of this Lease or such recordation.

44.       Successors and Assigns    .  The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, personal representatives, successors and assigns (subject, however, to the terms of Section 20 hereof).

45.       Integration of Agreements    .  This writing is intended by the Parties as a final expression of their agreement and is a complete and exclusive statement of its terms, and all negotiations, considerations and representations between the Parties are incorporated.  No course of prior dealings between the Parties or their affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence to, a course of performance rendered under this Lease or any prior agreement between the Parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms or covenants of this Lease.  Other than as specifically set forth in this Lease, no representations, understandings, or agreements have been made or relied upon in the making of this Lease.

46.    Hazardous Material; Indemnity    . Tenant further agrees to the following:

46.1    As used in this Lease, the following terms shall have the following meanings:

46.1.1    “Environmental Laws” shall mean all federal, state or local statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations, agreements, ordinances, administrative or judicial rulings or similar items relating to the protection of the environment or the protection of human health, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, Releases or Threats of Releases (as defined below) of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to storage tanks.

46.1.2    “Hazardous Materials” shall mean (i) any substance, gas, material or chemical which is defined as or included in the definition of “hazardous substances”, “toxic substances”, “hazardous materials”, “hazardous wastes” under any federal, state or local statute, law, or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9061 et seq. (“CERCLA”); the Hazardous Materials Transportation Act, as amended 49 U.S.C. §§ 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901, et seq.; (ii) radon gas in excess of four (4) picocuries per liter, friable asbestos, urea formaldehyde foam insulation, petroleum products, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent; and (iii) any other substance, gas, material or chemical, exposure to or release of which is prohibited, limited or regulated by any governmental or quasi-governmental entity or authority that asserts or may assert jurisdiction over the Premises, the Building or the Property.

46.1.3    “Hazardous Materials Inventory” shall mean a comprehensive inventory of all Hazardous Materials used, generated, stored, treated or disposed of by Tenant at the Premises.

46.1.4    “Losses” shall mean all claims, liabilities, obligations, losses (including, without limitation, diminution in the value of the Premises, the Building, or the Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the

Building and/or the Property, damages arising from any adverse impact on marketing of space), damages, penalties, fees, actions, judgments, lawsuits, costs, expenses, disbursements, orders or decrees, including, without limitation, attorneys’ and consultants’ fees and expenses.

46.1.5    “Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or proximate to and affecting the Premises, the Building or the Property.

46.1.6    “Threat of Release” means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or proximate to and affecting the Premises, the Building or the Property.

46.2    Tenant shall not generate, use, manufacture, recycle, handle, store, place, transport, treat or Release any Hazardous Materials at, on, in or near the Premises, the Building or the Property or cause any of the foregoing to occur at, on, in, or near the Premises, the Building or the Property and shall comply with all Environmental Laws in connection with Tenant’s use or occupancy of the Premises and the Building, and promptly shall take all remedial action, at Tenant’s sole cost and expense, but with Landlord’s prior approval, necessary or desirable to remedy, clean-up and remove the presence of any Hazardous Materials resulting from Tenant’s violation of the prohibitions set forth in this sentence or Tenant’s failure to comply with Environmental Laws. Notwithstanding the foregoing, Tenant shall not be deemed to be prohibited from using products containing Hazardous Materials so long as such products are commonly found in an office or a medical device manufacturing and product development environment and are handled, stored, used and disposed of in compliance with all Environmental Laws. In addition, Tenant shall (i) obtain, maintain in full force and effect, and comply with, all permits required under Environmental Laws; (ii) comply with all record keeping and reporting requirements imposed by Environmental Laws concerning the use, handling, treatment, storage, disposal or release of Hazardous Materials on the Premises, the Building and the Property; (iii) report to Landlord any Release of Hazardous Materials by Tenant or of which Tenant has knowledge within two (2) business days of such discharge or release; (iv) provide to Landlord copies of all written reports concerning such discharge of Hazardous Materials that are required to be filed with governmental or quasi-governmental entities under Environmental Laws; (vi) maintain and annually update a Hazardous Materials Inventory with respect to Hazardous Materials used, generated, treated, stored or disposed of at the Premises, the Building and the Property; and (vii) make available to Landlord for inspection and copying, at Landlord’s expense, upon reasonable notice and at reasonable times, such Hazardous Materials Inventory and any other reports, inventories or other records required to be kept under Environmental Laws concerning the use, generation, treatment, storage, disposal or release of Hazardous Materials.

46.3    Without limitation on any other indemnities by or obligations of Tenant to Landlord under this Lease or otherwise, Tenant hereby covenants and agrees to protect, defend, indemnify and hold harmless Landlord from and against any Losses incurred by Landlord as a result of Tenant’s breach of any representation, covenant or warranty hereof; or as a result of any claim, demand, liability, obligation, right or cause of action, including, but not limited to governmental action or other third party action (collectively, “Claims”), that is asserted against Landlord, the Premises, the Building or the Property as a result of or which arises directly or indirectly, in whole or in part, out of a Release, Threat of Release, treatment, transport, handling or disposal of any Hazardous Materials at, on, under, in, about, or from the Premises, the Building or the Property attributable to or arising out of the operations or activities or presence of Tenant or any assignee, sublessee, agent or representative of Tenant at or about the Premises, the Building or the Property. This indemnification of Landlord and its Mortgagee(s) by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building.

46.4    Landlord shall not Release any Hazardous Materials at, on, in or near the Premises, the Building or the Property and shall comply with all Environmental Laws in connection with

Landlord’s use or occupancy of the Premises and the Building, and promptly shall take all remedial action, at Landlord’s sole cost and expense, necessary or desirable to remedy, clean-up and remove the presence of any Hazardous Materials with respect to any Release by Landlord or Landlord’s failure to comply with Environmental Laws. Notwithstanding the foregoing, Landlord shall not be deemed to be prohibited from using products containing Hazardous Materials so long as such products are commonly found in an office or a medical device manufacturing and product development environment and are handled, stored, used and disposed of in compliance with all Environmental Laws. In addition, Landlord shall (i) obtain, maintain in full force and effect, and comply with, all permits required under Environmental Laws and (ii) comply with all record keeping and reporting requirements imposed by Environmental Laws concerning the use, handling, treatment, storage, disposal or release of Hazardous Materials on the Premises, the Building and the Property

46.5    Without limitation on any other indemnities by or obligations of Landlord to Tenant under this Lease or otherwise, Landlord hereby covenants and agrees to protect, defend, indemnify and hold harmless Tenant from and against all third party claims asserted against Tenant, the Premises, the Building or the Property resulting from Landlord’s breach of any representation, covenant or warranty hereof(collectively, “Claims”) or which arises directly out of a Release or Threat of Release of any Hazardous Materials at, on, under, in, about, or from the Premises, the Building or the Property attributable to or arising out of the operations or activities or presence of Landlord or representative of Landlord at or about the Premises, the Building or the Property.

46.6    The indemnities, warranties and covenants contained in this Article shall survive termination of this Lease.

47.    Americans With Disabilities Act    . Notwithstanding any other provisions contained in this Lease and with the purpose of superseding any such provisions herein that might be construed to the contrary, it is the intent of Landlord and Tenant that at all times while this Lease shall be in effect that the following provisions shall be deemed their specific agreement as to how the responsibility for compliance (and cost) with the Americans With Disabilities Act and amendments to same (“ADA”), both as to the Premises and the Property, shall be allocated between them, namely:

47.1    Landlord and Tenant agree to cooperate together in the initial design, planning and preparation of specifications for construction of the Premises so that same shall be in compliance with the ADA. Any costs associated with assuring that the plans and specifications for the construction of the Premises are in compliance with the ADA shall be borne by the party whose responsibility it is hereunder to bear the cost of preparation of the plans and specifications. Similarly those costs incurred in the initial construction of the Premises so that same are built in compliance with the ADA shall be included within Tenant’s Improvements and handled in the manner as provided for in other Sections of this Lease.

47.2    Subject to Section 47.4, modifications, alterations and/or other changes required to and within the Common Areas which are not capital in nature shall be the responsibility of Landlord to perform and the cost of same shall be considered a part of the Building Expenses and treated as such.

47.3    Subject to Section 47.4, modifications, alterations and/or other changes required to and within the Common Areas which are capital in nature shall be the responsibility of Landlord to perform and the cost of same shall be considered a part of the Building Expenses, but shall be amortized in accordance with generally accepted accounting principles as described in Section 6.2.2.12 above.

47.4    Modifications, alterations and/or other charges required to and within the Common Areas, whether capital in nature or not, which are required as a result of Tenant’s specific use of the Premises, as compared to office uses generally, shall be paid by Tenant within thirty (30) days after receipt of an invoice from Landlord, together with reasonable supporting documentation.

47.5    Modifications, alterations and/or other changes required to and within the Premises (after the initial construction of same), whether capital in nature or non-capital in nature, shall be the responsibility of Tenant and at its cost and expense; unless the changes are structural in nature and result from the original design of the Building, in which instance they shall be the responsibility of Landlord and at its cost and expense.

Each party hereto shall indemnify and hold harmless the other party from any and all liability, loss, cost or expense arising as a result of a party not fulfilling its obligations as to compliance with the ADA as set forth in this Section.

48.     Several Liability    . If Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual, corporation, entity, joint venturer or partner shall be deemed to be both jointly and severally liable for the payment of the entire rent and other payments specified herein.

49.     Financial Statements    . Tenant represents and warrants to Landlord that the financial statements heretofore delivered by Tenant to Landlord are true, correct and complete in all respects, have been prepared in accordance with generally accepted accounting principles, and fairly represent the financial condition of Tenant as of the date thereof. Tenant’s financial statements are publicly available.

50.    Definition of “Day” and “Days”     . As used in the Lease, the terms “day” and “days” shall refer to calendar days unless specified to the contrary; provided, however, that if the deadline established for either party’s performance hereunder occurs on a Saturday, Sunday or banking holiday in the States of Colorado or Maryland, the date of performance shall be extended to the next occurring business day.

51.    Tenant’s Anti-Terrorism Representation    . Tenant hereby represents and warrants that neither Tenant, nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Tenant) is or will be an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001; or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) – (v) above are herein referred to as a “Prohibited Person”).

    Neither Tenant, nor any of their respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Tenant) shall (a) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (b) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Tenant agrees to indemnify and hold Landlord harmless from and against all claims, lawsuits, costs (including reasonable counsel fees), losses, damages and liabilities that arise out of or relate to Landlord’s engagement in any activity associated with either (a) or (b) set forth above. If Tenant violates the provisions of this Section, such violation shall be considered an immediate Event of Default and Landlord shall not be required to grant Tenant any cure period prior to exercising its rights under this Lease, including, without limitation, termination of the Lease.

52.    Parking    . During the Initial Term, Tenant shall have the non-exclusive right, on a first-come, first-serve basis, to park in the surface parking, at no cost or expense to Tenant or its employees or agents, at a ratio of approximately 5 spaces per 1,000 rentable square feet of the Premises.

53.    Governing Law/Venue.      This Lease shall be governed by the laws of the state or

commonwealth in which the Building is located, both as to interpretation and performance, and without regard to conflicts of laws principles. Any litigation arising from this Lease shall be resolved by litigation in the courts of the County or City in which the Building is located, or the United States District Court for the District in which the Building is located. Both Landlord and Tenant hereby irrevocably consent to personal jurisdiction and venue in such courts for all purposes in connection with any dispute relating to or arising from this Lease.

54.    Signage.     Landlord, at Landlord’s expense, shall provide Tenant with standard Building suite entry and lobby signage.

Tenant, at Tenant’s expense, shall have the right to install its name plate on the monument sign for the Building, provided that (i) there is no Event of Default at the time of installation of such sign, (ii) Tenant obtains Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed with regard to the size, location, and method of installation of the signage, (iii) the Lease has not been amended to materially reduce the area of the Premises and (iv) Tenant remains open for business in the Premises. Tenant, at Tenant’s expense, shall maintain the signage, and obtain all required permits from any governmental authorities. At the expiration or sooner termination of this Lease, Tenant shall remove its name plate from the Building’s monument sign and restore the monument’s surface to that condition which existed immediately prior to the installation of the signage. In addition, if, after installation of the signage, any of the conditions set forth in subsections (i) through (iv) inclusive of the first sentence of this paragraph are not satisfied, Tenant, at Tenant’s expense, shall remove the signage upon fifteen (15) days’ advance written notice from Landlord and restore the monument’s surface to that condition which existed immediately prior to the installation of the signage.

55.    Telecommunications Equipment.     Tenant shall have the non-exclusive right to enter upon and utilize the roof of the Building for the purposes of installing, maintaining and repairing any equipment or utilities required in its operation of its business in the Premises; provided that (i) such equipment is used solely in connection with Tenant’s business in the Premises and is not available for use by third-parties, (ii) Tenant submits to Landlord for Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed, the desired location on the roof to install the equipment and the make, model and specifications of the equipment, (iii) Tenant, at Tenant’s expense, shall install, maintain and remove the equipment  in coordination with Landlord’s rooftop consultant; provided, however, that Landlord, at Tenant’s expense, shall have the right, but not the obligation, to install, maintain and/or remove the equipment, and (iv) Tenant shall indemnify and hold Landlord, its successors, assigns, agents, licensees and invitees harmless from any and all damages, costs, claims, expenses, actions (including reasonable attorney’s fees) in connection with the equipment, unless resulting from Landlord’s negligence.

56. Right of First Refusal.     During the Term of this Lease, provided that Tenant has commenced payment of Base Rent and is open for business in the entire Premises (and has not reduced the size of the Premises in any subsequent amendments or agreements after the date of this Lease) (the “ROFR Conditions”), Tenant shall have a continuing right of first refusal in connection with a lease from Landlord of any portion of the rentable area of the Building which is adjacent and contiguous to the Premises (the “Option Space”), subject to (i) the vacation of the Option Space by the other tenant in the case of a releasing, (ii) the rights of tenants which have leases dated prior to the date of this Lease, and (iii) to the limitations set forth in this Section. When Landlord receives a bona-fide offer to lease Option Space which Landlord is willing to accept, provided that Tenant has satisfied the ROFR Conditions, Landlord shall notify Tenant in writing of the existence and location of the Option Space which is then available (“Landlord’s Offer Notice”) and the terms of the offer. Tenant shall exercise the foregoing right of first refusal by delivering written notice of its intention to lease the Option Space described in Landlord’s Offer Notice within ten (10) business days after Tenant’s receipt of Landlord’s Offer Notice.
56.1    Terms of Rental for Option Space If Tenant exercises its rights in a timely fashion under Section 56 above, (i) the length of the term of the Lease for the Option Space shall be the longer of (a) a period which is coterminous with the then current Term, or (b) three (3) years, (ii) the Base Rent shall be equal to the Prevailing Market Rate as set forth in Landlord’s Offer Notice, (iii) any additional rent due in connection with the lease of the Option Space and all other terms relating to the rental of the Option Space (except to the extent modified by this Section 56) shall be the same as for the Premises, and (iv) the commencement date for the Option Space shall be the earlier of (a) the date on which Tenant takes occupancy of the Option Space and (b) the date which is sixty (60) days after the date of Landlord’s Offer Notice. If there are less than three (3) years remaining on the then current Term for the original premises at the time that Tenant exercises its rights under this Section, the Term shall be extended to expire coterminously with the expiration of the term relating to the Option Space, with Base Rent relating to the original Premises increasing at a rate equal to three percent (3%) per annum.

56.2    Entry into Amendment to Lease. Within thirty (30) days after the date of the Landlord’s Offer Notice, as the case may be, Landlord and Tenant shall negotiate in good faith a amendment to this Lease which includes the Option Space and sets forth the Base Rent and such other matters which are at variance with the terms and conditions of this Lease, with rent commencing on the Option Space upon occupancy by Tenant.

56.3    Miscellaneous Matters. If (i) Tenant is then in default beyond any applicable cure period under the terms of this Lease at the time of exercising its rights under this Section 56, (ii) Tenant fails to deliver the requisite notice to Landlord exercising such right within the ten (10) business day period specified above, (iii) Tenant fails to negotiate in good faith the new Lease for the Option Space within the thirty (30) day period, or (iv) Tenant declines to exercise its rights as provided above as to all or any portion of the Option Space, then Landlord shall be free to proceed to lease that portion of the Option Space specified in Landlord’s Offer Notice for a period of six (6) months. The rights of first refusal shall not be severed from this Lease, or separately sold, assigned or transferred, but may only be assigned or transferred as a part of this Lease. The rights granted to Tenant in this Section shall run with the Lease and shall not be personal to Tenant.

57.    Landlord Default. If at any time or times Landlord shall be in default in the performance or observance of any of its covenants, agreements or undertakings provided in this Lease, and if Landlord shall not sure or remedy such default within 30 days after Tenant gives written notice of the default to Landlord, or, if such default cannot reasonably be cured and remedied within 30 days, if Landlord shall not commence in good faith to sure or remedy such default within 30 days after receipt of such notice from Tenant and continue with due diligence until such default is cured and remedied, then Tenant may, but shall not be obligated to, take such action as in Tenant's good faith judgment us reasonably appropriate to cure and remedy such default by landlord and Landlord shall, within 30 days after receipt of demand therefor, pay to Tenant an amount equal to all reasonable costs and expenses incurred by Tenant in so curing and remedying such default. If Landlord fails to pay Tenant withint the 30-day period, Tenant shall only be permitted to offset the amount due against the Base Rent after obtaining a final, unappealable decision in its favor from an adjudicatory body.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have respectively affixed their hands and seals to this Lease as of the day and year first above written.

WITNESS OR ATTEST:	LANDLORD: COPT INTERQUEST HYBRID I, LLC
BY: /s/ Stephen E. Budorick (SEAL)
Name: Stephen E. Budorick
Title: Executive Vice President

WITNESS OR ATTEST:	TENANT: THE SPECTRANETICS CORPORATION
BY: /s/ Guy Childs
Name: Guy Childs, Chief Financial Officer

STATE OF MARYLAND, COUNTY OF Howard, TO WIT:

I HEREBY CERTIFY, that on this 2nd day of October, 2012, before me, the undersigned Notary Public of the State, personally appeared STEPHEN E. BUDORICK, who acknowledged himself to be the Executive Vice President of COPT INTERQUEST HYBRID I, LLC, a Colorado limited liability company, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same on behalf of the corporation for the purposes therein contained as the duly authorized Executive Vice President of the corporation by signing the name of the corporation by himself as such Executive Vice President.

WITNESS my hand and Notarial Seal.

/s/ Monique Y Jones
Notary Public

My Commission Expires: 11-21-12

STATE OF COLORADO )
)    ss.
COUNTY OF EL PASO )

The foregoing instrument was acknowledged before me this 27th day of September 2012, by Guy Childs as Chief Financial Officer of The Spectranetics Corporation, a Delaware corporation.

WITNESS my hand and official Seal.
My Commission Expires: 6/19/14
/s/ Diane Fichter
[SEAL]	Notary Public

EXHIBIT “A”
to Agreement of Lease by and between
COPT INTERQUEST HYBRID I, LLC, Landlord
and THE SPECTRANETICS CORPORATION, Tenant

FLOOR PLAN

[TO BE ATTACHED]

EXHIBIT “B”
to Agreement of Lease by and between
COPT INTERQUEST HYBRID I, LLC, Landlord
and THE SPECTRANETICS CORPORATION, Tenant

RULES AND REGULATIONS

To the extent that any of the following Rules and Regulations, or any Rules and Regulations subsequently enacted conflict with the provisions of the Lease, the provisions of the Lease shall control.

1.  Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper noises in the Building; smoke in the elevators, the Premises, the Building or the Common Areas except in areas which are at least twenty-five feet (25’) away from the Building and specifically designated by Landlord as permitted smoking areas, if applicable, provided, however nothing herein shall obligate Landlord to designate a location in the Common Areas or provide shelter therein for smoking; throw substances of any kind out of the windows or doors, or down the passages of the Building, in the halls or passageways; sit on or place anything upon the window sills; or clean the windows. In no event shall Tenant permit its agents, clerks or servants to smoke near the entrances to the Building.

2.  Restrooms and urinals shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or any other substances of any kind, or excessive amounts of toilet paper or paper towels, shall be thrown into them.  Waste and excessive or unusual use of electricity or water is prohibited.

3.  Tenant shall not (i) obstruct the windows, doors, partitions and lights that reflect or admit light into the halls or other places in the Building, or (ii) inscribe, paint, affix, or otherwise display signs, advertisements or notices in, on, upon or behind any windows or on any door, partition or other part of the interior or exterior of the Building without the prior written consent of Landlord which consent shall not be unreasonably withheld.  If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

4.  No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building, without the prior written consent of Landlord, which consent of Landlord shall not be unreasonably withheld.

5.  When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires shall be allowed, except with the prior written consent of Landlord which shall not be unreasonably withheld, and shall be done only by contractors approved by Landlord.  No tenants shall lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Premises; and if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

6.  No additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord.  Two keys will be furnished to Tenant by Landlord; two additional keys will be supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant.  Tenant, its agents and employees, shall not have any duplicate keys made and shall not change any locks.  All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and in the event of any loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

7.  Tenant shall not employ any person or persons other than Landlord’s janitors for the purpose of cleaning the Premises, without prior written consent of Landlord which, consent shall not be unreasonably withheld.  Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause except if caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors.

8.  No vehicles or animals of any kind (other than animals to assist the disabled) shall be brought into or kept in or about the Premises. No bicycles shall be brought into or kept in or about the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

9.  Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises.  Tenant shall not permit any portion of the Premises to be used for the consumption, storage, manufacture, service of or sale of intoxicating beverages, narcotics, tobacco in any form, or as a barber or manicure shop. Tenant, or Tenant's agents, employees or contractors, shall not bring onto the Property any firearms.

10.  No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld.  Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner reasonably approved by Landlord.

11.  Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same. The common areas shall not be used for picnics, vendor fairs, merchandising or any other events without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

12.  There shall not be used in the Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in passenger elevators.

13.  Tenant, before closing and leaving its Premises, shall ensure that all entrance doors to same are locked.

14.  Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

15. Tenant shall not operate space heaters or other heating or ventilating equipment without the express prior written consent of Landlord in each instance first obtained. Tenant shall not install or operate any electrical equipment, appliances or lighting fixtures in the Premises which are not listed and labeled by Underwriter’s Laboratories or other testing organization acceptable to Landlord.

16.  Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

(a) the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

(b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

(c) the right to install and maintain a sign or signs on the exterior of the Building, except as otherwise provided in the Lease;

(d) the exclusive right to use or dispose of the use of the roof of the Building, except as     otherwise provided in the Lease;

(e) the non-exclusive right to use the area above the ceiling of the Premises for the     purpose of installing and maintaining telecommunications, water lines, utility lines, other     conduit, sprinklers, drainlines, ductwork and HVAC connections and any other     equipment necessary to provide services to any area in the Building;

(f) the right to limit the space on the directory of the Building to be allotted to Tenant; and

(g) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

17.  As used herein the term “Premises” shall mean and refer to the “Premises” as defined in Section 1 of the Lease.

EXHIBIT “C”
to Agreement of Lease by and between
COPT INTERQUEST HYBRID I, LLC, Landlord
and THE SPECTRANETICS CORPORATION, tenant

SCHEDULE OF TENANT IMPROVEMENTS

[TO BE ATTACHED AT A LATER DATE]

EXHIBIT “D”
to Agreement of Lease by and between
COPT INTERQUEST HYBRID I, LLC, Landlord
and THE SPECTRANETICS CORPORATION, Tenant

ESTOPPEL CERTIFICATE

Tenant:	THE SPECTRANETICS CORPORATION

To:        COPT INTERQUEST HYBRID I, LLC
c/o Corporate Office Properties Trust
Suite 300, 6711 Columbia Gateway Drive
Columbia, Maryland 21046

Re:        ________________________
Colorado Springs, Colorado

1.
______________________________, a _________ corporation, is the named Tenant (“Tenant”), and_____________________. is the Landlord (“Landlord”) under a Lease dated ___________, located at the Property (“Property”) identified above. The Lease, together with the amendments:

(collectively, “Lease”) constitutes the entire agreement between Landlord and Tenant with respect to the Property and the Premises. There are no other lease documents, commitments, options or rights with respect to the Property or the Premises and there are no other representations, warranties, agreements, concessions, commitments, or other understandings between the Tenant and the Landlord regarding the Property or the premises demised other than as set forth in the Lease or this paragraph 1.

2.	Tenant occupies Suite ____, with a Rentable Square Footage Area of _____ rentable square feet (the “Premises”). Tenant’s Pro Rata Share of the Property is ____% (______).

3.
The Term of the Lease commenced _______________ and will expire _________________. Tenant is the actual occupant in possession of the Premises and has not sublet, assigned or hypothecated its leasehold interest. All improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and any tenant construction or improvement allowances have been paid.

4.
As of this date, no breach or default exists on the part of Tenant under the Lease, and there exists no facts that, with the passage of time or the giving of notice, or both, would constitute a default. To the best knowledge of Tenant, no breach or default exists on the part of Landlord under the Lease, and there exists no facts that, with the passage of time or the giving of notice, or both, would constitute a default. Neither Tenant nor Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease.

5.
Base Rent is currently payable in the amount of $_____________ per month (which includes an expense stop equal to the amount of the operating expenses incurred by Landlord in the ____ calendar year and a real estate expense stop equal to the amount of the real estate taxes incurred by Landlord in the ____ calendar year). The base year amounts for operating expenses are $___________ and for real estate taxes are $__________ (please specify either dollar amounts or per square foot amounts). Pursuant to the Lease, Tenant is obligated to pay as additional rent its pro-rata share of operating expenses and real estate taxes that exceed the operating expense stop and real estate expense stop set forth in the Lease. The monthly base rent has been paid through _______________ and all additional rent has been paid on a current basis in the manner required under the Lease.

6.	Tenant has paid the first monthly installment of rent in advance, and Tenant has no claim or defense against Landlord under the Lease and is asserting no offsets or credits against

D-1

either the rent or Landlord. Tenant has no claim against Landlord for any security or other deposits except $ _______which was paid pursuant to the Lease. Tenant has no right to any free rent, rent abatement, rent credit, or other rent concession, except:

________________-.

7.	Tenant has no right to renew or extend the term of the Lease, or to expand the size of the Premises, except:

______________________

Tenant has no interest in or option or preferential right to purchase all or any part of the Premises or the Property of which it forms a part, other than its right to lease the Premises as Tenant under the Lease.

8.	Tenant has no rights of termination with the terms of the Lease except:

__________________.

9.	All insurance required of Tenant by the Lease has been provided by Tenant and all premiums paid.

10.
There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

11.	Tenant has not received any notice of Landlord’s prior sale, transfer, or assignment, hypothecation or pledge of the Lease or any of the rents or other amounts to be paid by Tenant pursuant thereto.

12.
Tenant has received no notice from any governmental authority or other person or party claiming a violation of, or requiring compliance with, any Federal, State or local statute, ordinance, rule or regulation or the requirement of law for environmental contamination at the Premises, to the best knowledge of Tenant, the Tenant is in compliance with all applicable provisions of the Industry Site Recovery Act, and no hazardous, toxic, or polluting substances or wastes have been generated, treated, manufactured, stored, refined, used, handled, transported, released, spilled, disposed of or deposited by Tenant on, in or under the Premises.

This Tenant Estoppel Certificate may be relied upon by the Landlord, Corporate Office Properties, L.P. and any lender providing financing to acquire the Property.

EFFECTIVE DATE:

WITNESS/ATTEST:	_______________________, a _____________ corporation

________________________	By:
Printed Name:
Title:
Date:

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